                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST LIBERTY FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         FIRST LIBERTY FINANCIAL CORP.
                               201 SECOND STREET
                              MACON, GEORGIA 31297

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1998

     NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Stockholders of First Liberty Financial Corp. (the "Company") will be held in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, on Wednesday, January 28, 1998, at 2:00 p.m., local time, for the purpose of considering and voting upon:

          1. A proposal to elect three directors.

          2. A proposal to amend the First Liberty Financial Corp. 1992 Stock Incentive Plan to increase by 330,000 the number of shares of Common Stock authorized for issuance under the plan.

          3. A proposal to amend the First Liberty Financial Corp. 1995 Director Stock Option Plan to increase by 45,000 the number of shares of Common Stock authorized for issuance under the plan.

          4. Such other business as properly may come before the Annual Meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on December 10, 1997 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors.

                                           /S/ RICHARD A. HILLS, JR.

                                           RICHARD A. HILLS, JR.
                                           Secretary

Macon, Georgia
December 29, 1997

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU WISH.

                         FIRST LIBERTY FINANCIAL CORP.
                               201 SECOND STREET
                              MACON, GEORGIA 31297

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                JANUARY 28, 1998

     This Proxy Statement is furnished to the stockholders of First Liberty Financial Corp. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, January 28, 1998, in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, at 2:00 p.m., local time.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is December 29, 1997.

                                     VOTING

GENERAL

     The securities which can be voted at the Annual Meeting consist of common stock of the Company, $1.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is December 10, 1997. On the record date, 7,742,462 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect directors (Proposal No. 1), stockholders may vote in favor of all nominees or withhold their votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

     In voting for the other proposals (Proposal No. 2 and Proposal 3), stockholders may vote in favor of the proposals or against the proposals or may abstain from voting. The vote required to approve these proposals is governed by federal law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. Abstentions are considered in determining the number of votes required to obtain a majority of the shares represented and entitled to vote at the Annual Meeting and will have the same legal effect as a vote against such proposal. However, broker non-votes are not considered as entitled to vote and will have no effect.

     The Company believes that a total of 2,393,826 shares held by directors and executive officers of the Company, constituting approximately 31% of the outstanding Common Stock, will be voted in favor of each proposal.

PROXIES

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. In voting by proxy with regard to the other proposals, stockholders may vote for or against each proposal or abstain from voting. Stockholders should specify their choices on the accompanying proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solicitation of proxies will be paid by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee of $3,000 plus reimbursement of out-of-pocket costs. Solicitation also may be undertaken by mail, telephone and personal contact by directors and executive officers of the Company without additional compensation.

STOCK OWNERSHIP

  Principal Stockholders

     The following table sets forth information as of December 1, 1997, regarding the ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of Common Stock. [Footnotes appear after the second following table.]

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY        OF
                      NAME AND ADDRESS                          OWNED(1)         CLASS
                      ----------------                        ------------      -------
Thomas H. McCook............................................    842,987(2)       10.88%
  4848 Brittany Drive
  Macon, Georgia 31210
Robert F. Hatcher...........................................    514,024(3)        6.57%
  4870 Forsyth Road
  Macon, Georgia 31210
Alfa Mutual Insurance Company...............................    409,875(4)        5.29%
  C. Lee Ellis
  P.O. Box 11000
  Montgomery, Alabama 31698

  Directors and Executive Officers

     The following table sets forth information as of December 1, 1997, regarding the ownership of Common Stock by each director (including nominees for director) of the Company and by the executive officers of the Company and its subsidiaries, First Liberty Bank (the "Bank") and Liberty Mortgage Corporation (the "Mortgage Company"), named in the Summary Compensation Table on pages 6 and 7, and by all directors and executive officers as a group. An asterisk (*) indicates less than one percent (1%) of outstanding Common Stock.

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY        OF
                     NAME AND POSITION                          OWNED(1)         CLASS
                     -----------------                        ------------      -------
F. Don Bradford.............................................     123,096(5)       1.59%
  Director and nominee
Richard W. Carpenter........................................     115,341(6)       1.49%
  Director and nominee
Charles G. Davis............................................      75,946(7)          *
  Executive Officer
C. Lee Ellis................................................     409,875(4)       5.29%
  Director
Larry D. Flowers............................................      46,729(8)          *
  Executive Officer
Robert F. Hatcher...........................................     514,024(3)       6.57%
  Director and Executive officer
Melvin I. Kruger............................................      14,236(9)          *
  Director
Thomas H. McCook............................................     842,987(2)      10.88%
  Director
George A. Molloy............................................      25,822(10)         *
  Executive Officer
Harold W. Peavy, Jr.........................................     290,139(11)      3.75%
  Director and nominee
Herbert M. Ponder, Jr.......................................       9,001(12)         *
  Director
J. Larry Wallace............................................      67,717(13)         *
  Executive Officer
Jo Slade Wilbanks...........................................      10,425(14)         *
  Director
All directors and executive officers as a group.............   2,708,701(15)     33.62%
  (18 persons)

---------------

 (1) The information shown above is based upon information furnished to the Company by the named persons or by documents filed with the Securities and Exchange Commission ("SEC"). Beneficial ownership as reported in the tables has been determined in accordance with SEC regulations. Included are shares of Common Stock which may be acquired within 60 days of December 1, 1997 upon the exercise of stock options ("Option Shares"). Also included are shares allocated to the accounts of certain executive officers under the Company's Employee Savings and Stock Ownership Plan ("ESSOP Shares"). Not included are shares which may be acquired upon the exercise of stock options not exercisable within 60 days of December 1, 1997 and shares allocated to the accounts of certain directors and executive officers under the Company's Nonqualified Deferred Compensation Plan, with respect to which those directors and executive officers do not have voting and investment power. The persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons unless otherwise indicated.
 (2) Includes 173,000 shares held by Mr. McCook as trustee for his children and 9,000 Option Shares.
 (3) Includes 20,224 ESSOP Shares, 60,000 shares held in other retirement plans, 97,500 shares owned by two corporations with respect to which Mr. Hatcher has shared voting and investment power, 4,025 shares owned by or for the benefit of his wife, 11,775 shares held in a fiduciary capacity, and 80,125 Option Shares. See also
     "Proposal -- Election of Directors -- Executive Employment Agreements."
 (4) The shares shown as owned beneficially by Alfa Mutual Insurance Company ("Alfa") include shares held by certain Alfa affiliates and 8,250 shares held by C. Lee Ellis, a director of the Company who serves as Executive Vice President, Investments, of Alfa, and 9,000 Option Shares under stock options granted to Mr. Ellis. Mr. Ellis is deemed to beneficially own the shares owned by Alfa by virtue of his position with Alfa.
 (5) Includes 12,590 shares owned by Mr. Bradford's wife, 1,294 shares held in a retirement plan, 52,500 shares owned by a family partnership of which Mr. Bradford is the general partner, and 9,000 Option Shares.
 (6) Includes 37,641 shares owned by a family partnership of which Mr. Carpenter is the general partner, 62,100 shares owned by a profit-sharing plan of which he is the beneficial owner, and 9,000 Option Shares.
 (7) Includes 14,007 ESSOP shares, 675 shares held in another retirement plan, and 24,000 Option Shares.
 (8) Includes 1,729 ESSOP Shares and 27,000 Option Shares.
 (9) Includes 5,236 shares owned by Mr. Kruger jointly with his wife and 9,000 Option Shares.
(10) Includes 1,447 ESSOP Shares and 24,375 Option Shares.
(11) Includes 283,664 shares owned by a corporation with respect to which Mr. Peavy has sole voting and investment power and 1,500 Option Shares.
(12) Includes 3,000 Option Shares.
(13) Includes 19,080 ESSOP Shares, 2,250 shares held in trust for Mr. Wallace's children, and 24,000 Option Shares.
(14) Includes 9,000 Option Shares.
(15) Includes 90,220 ESSOP Shares, 392,625 shares owned by Alfa, and 314,875 Option Shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine members, eight of whom are non-employee directors. The other director is the Company's President and Chief Executive Officer. The Company's Amended and Restated Articles of Incorporation provide that the Board shall be divided into three classes, as nearly equal in number as possible, and that the Board shall consist of not less than six members and not more than fifteen members, with the exact number to be fixed from time to time by the Board. The Board has fixed that number at nine. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the stockholders for a term of three years and until their successors are elected and qualified.

     The following nominees have been recommended by a nominating committee of the Board and nominated by the Board for submission to the stockholders for election to a three-year term expiring at the 2001 annual meeting: F. Don Bradford, Richard W. Carpenter, and Harold W. Peavy, Jr. Mr. Bradford and Mr. Carpenter were elected to the Board for two-year terms at the 1996 annual meeting. Mr. Peavy was elected to the Board for a one-year term at the 1997 annual meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES NAMED ABOVE TO SERVE FOR THE TERMS INDICATED.

     Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or determine to reduce the number of directors.

     Information as of December 1, 1997 about each of the nominees and each director serving an unexpired term is set forth below. Their respective ownership of common stock is set forth in the table on pages 2 and 3.

NOMINEES FOR ELECTION TO A TERM EXPIRING IN 2001:

     F. Don Bradford. Mr. Bradford is the retired Chairman of the Board and owner of Macon Janitor Service, Inc., Macon, Georgia. He has served as a director of the Company since 1984 and as a director of the Bank since 1966. Mr. Bradford is 70.

     Richard W. Carpenter. Mr. Carpenter is President of Realmark Holdings Corp., Atlanta, Georgia. He has served as a director of the Company and of the Bank since 1984. Mr. Carpenter is 60.

     Harold W. Peavy, Jr. Mr. Peavy is the retired founder and president of Middle Georgia Bank in Byron, Georgia. He has served as a director of the Company and of the Bank since November 1996. Mr. Peavy is 61.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

     C. Lee Ellis. Mr. Ellis is executive Vice President, Investments, of Alfa Mutual Insurance Company, Montgomery, Alabama. Mr. Ellis has served as a director of the Company and of the Bank since 1986. Mr. Ellis is 46.

     Robert F. Hatcher. Mr. Hatcher has served as President and Chief Executive Officer of the Company and as a director of the Company since 1990. He served as President of the Bank's Middle Georgia Division from 1988 until 1989, when he was elected President of the Bank. In 1990, he assumed the additional title of Chief Executive Officer of the Bank. Previously, Mr. Hatcher was Senior Vice President of Trust Company Bank of Middle Georgia, where he had been employed for 27 years. Mr. Hatcher is 56.

     Thomas H. McCook. Mr. McCook is Vice President of Cherokee Culvert Company, Inc., Macon, Georgia. He has served as a director of the Company since 1984, as a director of the Bank since 1978, and as Chairman of the Boards of Directors of both entities since 1990. Mr. McCook is 58.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

     Melvin I. Kruger. Mr. Kruger is President and Chief Executive Officer of L.E. Schwartz & Son, Inc., Macon, Georgia. He has served as a director of the Company since 1993 and as a director of the Bank since 1995. Mr. Kruger is 68.

     Herbert M. Ponder, Jr. Mr. Ponder is the retired President of Bank South, Macon, in Macon, Georgia. He has served as a director of the Company and of the Bank since March 1996. Mr. Ponder is 62.

     Jo Slade Wilbanks. Ms. Wilbanks is Central Region Manager of Georgia Power Company, Macon, Georgia. She has served as a director of the Company since 1994 and as a director of the Bank since 1995. Ms. Wilbanks is 50.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR COMPENSATION

     The Board of Directors of the Company conducts regular meetings, generally on a monthly basis, and also conducts some of its business through meetings of the three committees described below. Additionally, all of the directors are members of the Bank's Board of Directors. The Board of Directors of the Company met 14 times during the fiscal year ended September 30, 1997. All of the directors attended at least 75% of the Board meetings.

     The Audit Committee is responsible for reviewing with the Company's independent accountants the scope and results of their audit engagement and management letter, consulting with management with regard to the Company's accounting methods and the adequacy of its internal controls, and overseeing and reviewing the Company's internal auditing procedures. Mr. Bradford, Mr. Carpenter, Mr. Kruger, and Mr. Peavy were members of this committee during the fiscal year. The committee met 5 times during the year.

     The Corporate Strategy Committee is responsible for reviewing and evaluating the Company's strategic alternatives and its proposed acquisitions as recommended by the Company's management. Mr. Bradford, Mr. Carpenter, Mr. Ellis, Mr. Hatcher, Mr. Kruger, Mr. McCook, Mr. Peavy, Mr. Ponder and Ms. Wilbanks were members of this committee during the fiscal year. The committee met 14 times during the year.

     The Compensation and Benefits Committee is responsible for determining the compensation levels of the Company's executive officers, reviewing and evaluating the Company's various benefit programs, and reviewing and setting the level of fees paid to directors. Mr. Ellis, Mr. McCook, Mr. Ponder and Ms. Wilbanks were members of this committee during the fiscal year. The committee met 5 times during the year.

     In addition to these committees of the Board of Directors, certain directors served during the year as members of the Bank's Senior Loan Committee and its Community Reinvestment Act Committee.

     Outside directors, i.e., those not employed by the Company or the Bank, are paid the following fees: (i) Board of Directors -- Annual retainer of $6,000 paid in quarterly installments and $500 (Chairman $800) per meeting attended or excused absence; (ii) Corporate Strategy Committee -- $250 per meeting; (iii) other committees -- $250 (committee chairmen $350) per meeting. During the fiscal year ended September 30, 1997, those directors received total fees of $139,950, in the aggregate.

     The First Liberty Financial Corp. 1995 Director Stock Option Plan (the "DSOP") was adopted by the Board in November 1995 and approved by the stockholders in January 1996. The DSOP is intended to further the growth and development of the Company by encouraging non-employee directors of the Company to expand their ownership interests in the Company by purchasing its Common Stock. It is intended that the DSOP will provide such persons with an added incentive to continue to serve as directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company, thereby more closely aligning their interests with those of stockholders generally. A total of 75,000 shares of Common Stock is authorized for issuance under the DSOP. The DSOP is a "formula plan" which specifies when and in what amounts options are to be granted to eligible directors. In addition to providing for initial option grants to the directors in office at the time the DSOP was approved by the stockholders and initial grants to new directors, the DSOP provides for annual grants of 1,500 shares to each director if the Company's net income equals or exceeds 10% of stockholders' equity. In fiscal year 1997, Mr. Peavy received an initial grant of 1,500 shares at a price of $20.50 per share upon his appointment to the Board in November 1996, and each director other than Mr. Peavy received an annual grant of 1,500 shares at a price of $20.25 per share based upon the Company's return on equity for fiscal year 1996. No options were granted under the DSOP based upon the Company's return on equity for fiscal year 1997. As of September 30, 1997, options with respect to 58,500 shares of Common Stock had been granted and were still exercisable, no options had been exercised, and options with respect to 16,500 shares were available for grant. See Proposal No. 3, Amendment of First Liberty Financial Corp. 1995 Director Stock Option Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid to the Company's chief executive officer and the Company's other four most highly compensated executive officers who received an annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers") for each of the Company's last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                     ANNUAL COMPENSATION      UNDERLYING     ALL OTHER
                                                   -----------------------     OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)     (NO.)(2)        ($)(3)
       ---------------------------          ----   ---------   -----------   ------------   ------------
Robert F. Hatcher.........................  1997    260,000      62,400         30,000         5,400
  President and Chief Executive Officer     1996    247,008      98,803         37,500         6,250
  of the Company and the Bank               1995    235,000      82,250            -0-         5,998
Charles G. Davis..........................  1997    139,286      16,080          7,500         5,350
  Executive Vice President                  1996    132,375      25,500         15,000(5)      6,146
  of the Bank                               1995    126,125      24,400            -0-         5,805

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                     ANNUAL COMPENSATION      UNDERLYING     ALL OTHER
                                                   -----------------------     OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)     (NO.)(2)        ($)(3)
       ---------------------------          ----   ---------   -----------   ------------   ------------
J. Larry Wallace..........................  1997    136,308      15,720          7,500         4,969
  Executive Vice President                  1996    129,339      24,800         15,000(5)      5,298
  of the Bank                               1995    122,563      23,600            -0-         5,010
George A. Molloy..........................  1997    136,036      15,600          7,500         5,295
  President and Chief Executive Officer     1996    128,750      25,000          7,500(5)      3,788
  of the Mortgage Company(6)                1995     45,032       8,333         22,500(5)      1,188
Larry D. Flowers..........................  1997    135,350      15,000          9,000         4,989
  Executive Vice President                  1996    115,939      20,900         18,000         5,317
  of the Bank                               1995    103,451      20,000            -0-         4,117

---------------

(1) Payments under the Company's Officer Profit Sharing Plan -- See Other Compensation and Benefit Plans.
(2) Grants of incentive stock options under the Company's 1992 Stock Incentive Plan (the "1992 Plan") -- See Proposal No. 2, Amendment of First Liberty Financial Corp. 1992 Stock Incentive Plan.
(3) Contributions by the Company under the ESSOP -- See Other Compensation and Benefit Plans.
(4) The options granted to Mr. Hatcher in fiscal years 1996 and 1997 vest in equal amounts on the date of grant and on the first, second and third anniversaries of that date. All unvested options vest in the event of a "change of control" of the Company.
(5) The options granted to Mr. Molloy in fiscal year 1995 vest in equal amounts on the first, second and third anniversaries of the date of grant. The options granted to Mr. Davis, Mr. Wallace, Mr. Molloy and Mr. Flowers in fiscal years 1996 and 1997 vest in equal amounts on the date of grant and on the first, second and third anniversaries of that date. All unvested options vest in the event of a "change of control" of the Company.
(6) Mr. Molloy was employed by the Mortgage Company in May 1995.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Mr. Hatcher. Robert F. Hatcher was employed as President of the Bank's Middle Georgia Region effective February 1988, and was elected President of the Bank in October 1989. On September 28, 1990, Mr. Hatcher was elected President and Chief Executive Officer of the Company and the Bank. Effective as of November 1, 1990, the Company and the Bank entered into an Executive Employment Agreement with Mr. Hatcher, which provided for (a) Mr. Hatcher's employment at the pleasure of the Board of Directors, (b) a salary subject to annual review by the Board, (c) the grant to Mr. Hatcher of stock options, (d) the payment to him of one year's salary if his employment is terminated for any reason other than cause, and (e) the payment of two years' salary in the event of a "change of control" of the Company or the Bank unless he is offered a comparable position with an acquiring company. Additionally, Mr. Hatcher is entitled to other employment benefits made available to other officers of the Company generally. The agreement has been amended in each successive year to provide for salary increases and the grant of additional stock options as disclosed in this and prior proxy statements. On October 29, 1997, the Board authorized an increase in Mr. Hatcher's annual salary to $275,000 (effective as of October 1, 1997) and granted to him options to purchase 22,000 shares of Common Stock at a price of $23.75 per share, vesting as to 5,500 shares each on the date of grant and one, two and three years from that date, subject to an acceleration of vesting in the event of a "change of control" of the Company.

     Mr. Davis. Charles G. Davis was employed by the Bank in 1976 and presently serves as Executive Vice President in charge of operations. The Bank entered into an agreement with Mr. Davis on August 1, 1990, which provides for the payment to him of one year's salary if his employment is terminated for any reason other than cause or in the event of a "change in control" of the Company or the Bank.

     Mr. Wallace. J. Larry Wallace was employed by the Bank in 1983 and presently serves as Executive Vice President in charge of construction lending. The Bank entered into an agreement with Mr. Wallace on June 28, 1995, which provides for the payment to him of six months salary if his employment is terminated in the event of a "change in control" of the Company or the Bank unless he is offered a comparable position with an acquiring company.

     Mr. Flowers. Larry D. Flowers was employed by the Bank in 1993 and presently serves as Executive Vice President in charge of retail banking. The Bank entered into a pre-employment agreement with Mr. Flowers on December 14, 1992, which provides for the payment to him of six months salary if his employment is terminated in the event of a "change of control" of the Company or the Bank unless he is offered a comparable position with an acquiring company.

     Mr. Molloy. George A. Molloy was employed as President and Chief Executive Officer of the Mortgage Company in May 1995. The Mortgage Company entered into an agreement with Mr. Molloy on May 23, 1995, which provides for the payment to him of six months salary if his employment is terminated in the event of a "change in control" of the Company or the Bank or the Mortgage Company unless he is offered a comparable position with an acquiring company.

STOCK OPTION PLANS

     1983 Plans. In 1983, the Company established two stock option plans, the 1983 Incentive Stock Option Plan (the "ISO Plan") and the 1983 Restricted Stock Purchase Plan (the "Restricted Plan"), to attract key executive personnel and to encourage their continued employment. The ISO Plan provided for the grant of options intended to qualify as "incentive stock options" under the Internal Revenue Code, while the Restricted Plan was intended to supplement the ISO Plan as an "overflow" mechanism should any incentive stock option granted pursuant to the ISO Plan fail for any reason to qualify as such. Both plans were administered by the Compensation and Benefits Committee of the Company (the "Compensation Committee"). Prior to the expiration of the plans in 1993, options with respect to 171,000 shares of Common Stock had been granted and were still exercisable and, as of September 30, 1997, options with respect to all of those shares had been exercised.

     1992 Plan. In 1992, the Company adopted a new stock option plan, the First Liberty Financial Corp. 1992 Stock Incentive Plan (the "1992 Plan"), which was approved by the Company's stockholders in 1993. The 1992 Plan was amended in 1995 to increase by 331,500 the number of shares of Common Stock available for grant, and to extend the exercise period for newly granted options to ten years, and that amendment was approved by the Company's stockholders in 1996. This plan was intended to further the growth and development of the Company by encouraging key officers of the Company or its subsidiaries to obtain a proprietary interest in the Company by purchasing its Common Stock. The 1992 Plan provides for both incentive stock options ("ISOs") and non-incentive options ("Non-ISOs"). The 1992 Plan is administered by the Compensation Committee.

     A total of 573,000 shares of Common Stock is reserved for issuance under the 1992 Plan, as amended. As of September 30, 1997, options with respect to 375,250 shares of Common Stock had been granted and were still exercisable, and options with respect to 48,000 shares of Common Stock had been exercised. The exercise price of each option is determined by the Compensation Committee, although the exercise price for ISOs may not be less than 100% of fair market value of the Common Stock as of the date of grant.

     During the fiscal year ended September 30, 1997, options with respect to 95,500 shares of Common Stock were granted under that plan to the Named Executive Officers and five other executive officers of the Company. Such options vest in equal amounts on the date of grant and on the first, second, and third anniversaries of that date, subject to an acceleration of vesting in the event of a "change of control" of the Company. The Company did not "re-price" any options during the year.

     The following table lists all grants of options under the 1992 Plan to the Named Executive Officers, for the fiscal year ended September 30, 1997, and contains certain information about the potential realizable value of those options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                                   -------------------------                               VALUE AT ASSUMED
                                   NUMBER OF     % OF TOTAL                                     ANNUAL
                                   SECURITIES     OPTIONS                                RATES OF STOCK PRICE
                                   UNDERLYING    GRANTED TO    EXERCISE                     APPRECIATION(1)
                                    OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    ---------------------
              NAME                  GRANTED     FISCAL YEAR    ($/SHARE)      DATE         5%($)      10%($)
              ----                 ----------   ------------   ---------   ----------    ---------   ---------
Robert F. Hatcher................    30,000        31.41%        17.25      10/23/06       325,453     824,762
Charles G. Davis.................     7,500         7.85%        18.75       1/29/07        88,438     224,120
J. Larry Wallace.................     7,500         7.85%        18.75       1/29/07        88,438     224,120
George A. Molloy.................     7,500         7.85%        18.75       1/29/07        88,438     224,120
Larry D. Flowers.................     9,000         9.42%        18.75       1/29/07       106,126     268,944

---------------

(1) Assumes a ten-year option term.

     The following table summarizes the aggregate number of options exercised during fiscal year 1997 by the Named Executive Officers and the aggregated values of all options held by the Named Executive Officers as of September 30, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                       OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS
                            ACQUIRED ON                               (NO.)               AT FISCAL YEAR-END(1)($)
                             EXERCISE         VALUE        ---------------------------   ---------------------------
           NAME                (NO.)      REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Robert F. Hatcher.........    37,500         468,750         74,625         24,375         889,418        214,688
Charles G. Davis..........     7,500         140,625         18,375         13,125         221,224        112,631
J. Larry Wallace..........    12,000         166,733         18,375         13,125         221,224        112,631
George A. Molloy..........       -0-             -0-         32,250         15,750         469,103        135,158
Larry D. Flowers..........       -0-             -0-         20,625         16,875         226,669        181,369

---------------

(1) Such value is computed by subtracting the option exercise price from the then current market price of the Common Stock and multiplying that result by the applicable number of shares.

OTHER COMPENSATION AND BENEFIT PLANS

     Officer Profit Sharing Plan. The Company adopted the Officer Profit Sharing Plan (the "OPSP") in 1990. Generally, all officers of the Company and its subsidiaries are eligible to participate in the OPSP, which is designed to reward them for their collective effort in maximizing the Company's "core earnings," i.e., the Company's net income from recurring operations. The OPSP provides that if core earnings for the fiscal year in question equal or exceed a predetermined minimum core earnings, the OPSP participants will receive additional cash compensation based upon a percentage of annual salary, with the percentage increasing as the amount of core earnings increases. If the Company's minimum core earnings goal for the fiscal year in question is not attained, no payments are made under the OPSP for that year. If the minimum core earnings goal is attained, there is a "base payment" for all participants, a portion of which is allocated to a performance component for participants other than the Company's executive officers. Payment of the full performance component is dependent upon each participant's performance of certain pre-determined goals for the year. The Company's executive officers other than Mr. Hatcher are entitled to receive two times the applicable base payment and Mr. Hatcher is entitled to receive between three and five times the applicable base payment, as determined annually by the Compensation and Benefits Committee (the "Committee"). For the fiscal year ended September 30, 1997, minimum core earnings for the purpose of the OPSP was set at $1.56 per share, which would have entitled each participant to a base payment of 5% of salary. The minimum core earnings per share goal was exceeded by $0.03 per share and the base payment was accordingly increased to 6% of salary under the OPSP. The OPSP is administered by the Committee, which annually establishes the minimum level of core earnings for the OPSP and the salary percentages applicable thereto.

     The Company recently adopted a new performance-based profit sharing plan, the Performance Excellence Plan ("PEP"), which will be effective on January 1, 1998, and will replace the OPSP at that time. All full-time and part-time employees (including officers) of the Company, except those who are compensated on a commission basis, will be eligible to participate in the PEP. The PEP will allow each participant to earn additional compensation based upon the Company's profitability and the scoring of predetermined "scorecard" components.

     Employee Savings and Stock Ownership Plan. The First Liberty Financial Corp. Employee Savings and Stock Ownership Plan ("ESSOP") combines in one plan a
Section 401(k) cash-or-deferred plan with an employee stock ownership plan. All employees of the Company and its subsidiaries who meet certain criteria as to hours of service are eligible to participate in the ESSOP. An ESSOP participant may elect to contribute on a before-tax basis up to 10% of his or her compensation per year, subject to a maximum dollar limitation which is adjusted for inflation from time to time. The ESSOP offers five investment alternatives, including Common Stock, in which a participant may invest the funds allocated to his or her account.

     The Company is required to make Employer Matching Contributions of 50% of the participants' net before-tax contributions, up to a maximum of 6% of each participant's compensation for each plan year. Additionally, the Company may make Employer Discretionary Contributions to the ESSOP in an amount equal to not more than 10% of the total compensation paid to each participant during the plan year. The Company's contributions to the ESSOP with respect to any participant become 20% vested after three years of service and vest in increments of 20% for each year of service thereafter, generally becoming 100% vested after seven years of service. Effective January 1, 1997, those contributions become 100% vested after five years of service.

     Nonqualified Deferred Compensation Plan. In 1994, the Company adopted the First Liberty Financial Corp. Executive Deferred Compensation Plan renamed the Nonqualified Deferred Compensation Plan (the "NDCP"). The NDCP is an unfunded plan maintained for the purpose of allowing compensation payable to a select group of highly compensated officers and directors (including members of the Bank's numerous community boards of directors) to be deferred, based upon an election. The Company has limited the officer eligibility to participate in the NDCP to those officers having the title of First Vice President or above, a group presently comprising approximately twenty officers.

     The NDCP enables its officer participants to defer up to 20% of the amount they would otherwise receive as total compensation and have those funds invested by an independent trustee in one or more of five investment alternatives, including Common Stock. Director participants are permitted to have their funds invested only in Common Stock.

     Additionally, to the extent that officer participants in the NDCP do not receive their full entitlement of Employer Matching Contributions or Employer Discretionary Contributions under the ESSOP due to limitations imposed on their maximum contributions by required discrimination tests, those participants are eligible to defer such amounts under the NDCP. The Company's contributions of such amounts to the NDCP have the same vesting as under the ESSOP.

TRANSACTIONS WITH THE COMPANY

     Loans. The Bank has a policy of offering loans to its directors, officers and employees (who in some cases also are directors, officers and employees of the Company) for the financing and improvement of their personal residences as well as consumer loans. If to directors and certain executive officers and if required by applicable Banking regulations, all such loans are approved in advance by the Bank's Board of Directors and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions prevailing at the time with unrelated persons and do not involve more than the normal risk of collectibility or contain other unfavorable features.

     During the fiscal year ended September 30, 1997, there were no executive officers or directors of the Company who had loans from the Bank in excess of an aggregate amount of $60,000 per person.

     Loans as a Percentage of Stockholders' Equity. As of September 30, 1997, the aggregate outstanding balance of the Bank's loans to executive officers and directors of the Company and the Bank was approximately $88,000 or 0.1% of stockholders' equity.

     Other Transactions. During the fiscal year ended September 30, 1997, there were no transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000 and in which any director or executive officer of the Company, any nominee for election as a director, any principal stockholder, or any member of the immediate family of any of them had a direct or indirect material interest. See Proposal No. 1, Election of Directors.

REPORT ON EXECUTIVE COMPENSATION

     The First Liberty Financial Corp. Compensation and Benefits Committee (the "Committee") makes this report on executive compensation for the fiscal year ended September 30, 1997.

     One of the Committee's responsibilities is to determine the compensation of the executive officers of First Liberty Financial Corp. and its subsidiaries (the "Company"), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, incentive stock options, bonus awards under the Company's Officer Profit Sharing Plan (the "OPSP"), and contributions by the Company to its retirement plan, the Employee Savings and Stock Ownership Plan (the "ESSOP") and, under certain circumstances, the Nonqualified Deferred Compensation Plan (the "NDCP"). Since the basis for determining the ESSOP and NDCP components of compensation was no different for executive officers than it was for other participants in those plans during fiscal 1997, those plans will not separately be discussed in this report.

     It is the policy of the Committee to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year and among the various executive officers. Among the performance factors which the Committee considers are corporate profitability, capital levels, and corporate performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. The Committee does not have a formula by which it calculates the relative weight of these performance factors, but it gives significant subjective weight to the increase in the overall value of the Company from year to year. The Committee also considers how the overall level of the Company's executive compensation compares with the executive compensation levels of similar-sized bank and thrift holding companies in the Southeastern United States.

     In order to better carry out its responsibilities, the Committee has continued its prior practice of employing a professional compensation and benefits consultant to conduct an annual executive compensation review for the Company and to make recommendations to the Committee based upon that review. In general, the consultant found that the salary component of executive compensation within the Company was generally within competitive market limits and that the chief executive officer's salary was within competitive limits. The consultant also determined that the bonus component of executive compensation was within competitive limits. All other employment benefits of the executive officer group were found to be generally within competitive limits.

     In setting the fiscal 1997 compensation of Robert F. Hatcher, the Company's President and Chief Executive Officer, which included a salary increase of approximately 5% and a continuation of the level of his OPSP bonus award within a range of from 30% to 50% of salary, the Committee did not apply an objective formula but did take into account the factors listed below. It should, however, be noted that the amount of the base OPSP bonus award is objectively determined for all officers of the Company, including Mr. Hatcher.

          1. During fiscal 1996, the Company continued to increase in value, as reflected by an approximate 8% increase in stockholders' equity from fiscal 1995. During that same period, the market value of the Company's common stock increased by approximately 22%.

          2. The Company continued to be profitable for the seventh consecutive year following two years of losses. Net income for fiscal 1996 increased by approximately 33% from fiscal 1995.

          3. The Company's total assets increased by approximately 17% from fiscal 1995 to fiscal 1996.

          4. The Company's non-performing assets declined by approximately 3% during fiscal 1996.

     Early in fiscal 1997, the Committee granted to all of the Company's executive officers, including Mr. Hatcher, options to acquire an aggregate of 95,500 shares of common stock as an additional element of compensation for a job well done in fiscal 1996. In doing so, the Committee took into consideration the amount of other options previously granted to that group.

     The Committee had no interlocks or relationships requiring disclosure under applicable SEC rules during fiscal 1997.

                                  FIRST LIBERTY FINANCIAL CORP.
                                  COMPENSATION AND BENEFITS COMMITTEE:
                                          C. Lee Ellis, Chairman
                                          Thomas H. McCook
                                          Herbert M. Ponder, Jr.
                                          Jo Slade Wilbanks

                                 PROPOSAL NO. 2

      AMENDMENT OF FIRST LIBERTY FINANCIAL CORP. 1992 STOCK INCENTIVE PLAN

     General. The Board adopted the First Liberty Financial Corp. 1992 Stock Incentive Plan (the "1992 Plan") on November 24, 1992, and it was approved by the Company's stockholders on March 4, 1993. It is intended to further the growth and development of the Company by encouraging key officers of the Company or its subsidiaries to expand their ownership interests in the Company by purchasing its Common Stock. The Company believes that the plan aids in attracting and retaining key officers and in stimulating their efforts for the success of the Company. ISOs and Non-ISOs may be granted under the plan (collectively, "Stock Rights"). Initially 241,500 shares of Common Stock were authorized for issuance under the 1992 Plan. On October 26, 1995, the 1992 Plan was amended to (i) increase by 331,500 the number of shares of Common Stock authorized for issuance thereunder, and (ii) permit the grant of options exercisable for up to ten years. Those amendments were approved by the Company's stockholders on January 31, 1996. The following summary of the principal features and effects of the plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the plan itself. A copy of the 1992 Plan will be furnished to stockholders without charge upon request in writing to Richard A. Hills, Jr., Secretary, First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297.

     Proposed Amendments. On October 29, 1997, The Board adopted an amendment to the 1992 Plan which provides that the number of shares of Common Stock authorized for issuance under the plan will be increased by 330,000 shares, or 4.07% of pro forma shares outstanding. Of the 573,000 shares previously authorized for issuance under the 1992 Plan, options granted with respect to 48,000 had been exercised and options granted with respect to 375,250 had not been exercised and remained outstanding as of September 30, 1997.

     Administration. The 1992 Plan is administered by the Compensation and Benefits Committee (the "Committee"). The members of the Committee cannot participate in the 1992 Plan and must be

"disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and must be "outside directors" within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has full authority to (i) determine the key officers to whom Stock Rights will be granted, as well as the terms of the Stock Rights and the number of shares of Common Stock awarded or offered pursuant to such Stock Rights, (ii) determine whether an option will constitute an ISO intended to qualify under Section 422, of the Code or a Non-ISO not intended to qualify under Code Section 422 and (iii) interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to the plan.

     Eligibility. Pursuant to the 1992 Plan, key officers are eligible for consideration for the granting of Stock Rights by the Committee. Presently there are ten key officers who are eligible to participate in the plan.

     Shares Available. The stock granted under the 1992 Plan is Common Stock. As of September 30, 1997, only 149,750 shares of Common Stock, in the aggregate, were available to be granted under the 1992 Plan, provided that the unexercised portion of shares of Common Stock allocable to expired or terminated options may become subject to options under the 1992 Plan. On December 15, 1997, the closing price of the Common Stock on the Nasdaq Stock Market was $30.00 per share.

     The purchase price of the Common Stock underlying each option is determined by the Committee. However, the option price for ISOs may not be less than 100% (110% for shares subject to an option held by an option holder who owns more than ten percent of the total combined voting power of all classes of stock of the Company) of the fair market value of Common Stock at the time an ISO is granted.

     Each option granted under the 1992 Plan may be exercised on such dates, during such periods and for such number of shares as determined by the Committee. The term of any option will be determined by the Committee, but the term may not exceed ten years from the date of grant. Generally, no option may be exercised for at least six months after the date of grant. An option granted may be exercised for less than the full number of shares of Common Stock subject to such option. Upon exercise of an option, an option holder must pay for the Common Stock subject to the exercise. Payment may be made in cash, with Common Stock or by a combination of cash and Common Stock.

     The 1992 Plan does not permit an optionee to sell, assign or otherwise transfer options except at death. Options are exercisable during the optionee's life only by the optionee. An optionee's personal representative, heirs or legatees may exercise options after the death of the optionee.

     Options must be exercised within the earlier of: (i) three months after the optionee ceases to be in the employ of the Company or one of its subsidiaries for any reason other than death or disability; (ii) the expiration date, as determined by the Committee, listed in the option agreement; (iii) immediately upon termination of employment for cause; (iv) one year after termination of employment because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while in the employ of the Company or one of its subsidiaries, (b) within three months after termination of employment, or (c) within one year after employment terminated due to disability. The Committee may extend the above expiration dates for any Non-ISOs it grants.

     Adjustments. In the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, splits or recapitalization, an appropriate and equitable adjustment will be made by the Committee to the number and kind of shares subject to options and to the number and kind of shares remaining available for issuance under the 1992 Plan. Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company, the Committee, in its discretion, may declare that (i) outstanding options are nonforfeitable and exercisable; (ii) outstanding options apply to the securities of the resulting corporation; and/or (iii) outstanding options are nonforfeitable and are to be terminated after giving at least thirty days notice to the option holders. If the Company is dissolved, all rights of all optionees become immediately nonforfeitable and exercisable.

     Termination and Amendment. The 1992 Plan became effective November 24, 1992, and will terminate on the later of (i) the complete exercise or lapse of the last outstanding option, or (ii) on the last date upon which options may be granted under the plan (which may not be later than ten years after the date on which the plan is adopted), subject to its earlier termination by the Board of Directors of the Company at any time. The Board of Directors of the Company may amend the 1992 Plan at any time, provided that (i) no amendment may be effected without the approval of the option holders if such amendment would affect, in any way, the rights of such option holders under the 1992 Plan, and (ii) no amendment may be effected without the approval of the stockholders of the Company if the amendment would cause the applicable portions of the 1992 Plan to fail to qualify as an "incentive stock option plan" pursuant to Code Section 422, or such shareholder approval is required under Code Section 422, Section 16 of the 1934 Act, Code Section 162(m), the rules of Nasdaq, or any other applicable law or regulation.

     Federal Income Tax Consequences. The Company intends that part of the plan qualify as an incentive stock option plan, and that any option granted in accordance with such portion of the 1992 Plan qualify as an ISO, all within the meaning of Code Section 422. The tax effects of any other stock option granted under the plan should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt of Stock Rights under the plan.

     An option holder has no tax consequences upon issuance or, generally, upon exercise of an ISO. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

     If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than their fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sales price.

     For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfer shares acquired pursuant to exercise of a Non-ISO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option's exercise) is considered exchanged under
Section 1036 of the Code and the rulings thereunder; these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder's holding period with respect to such shares commences upon exercise.

     An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an option holder if any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to Non-ISO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of Non-ISOs.

     Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

     Neither the Company nor the option holder has income tax consequences from the issuance of Non-ISOs. Generally, in the tax year when an option holder exercises Non-ISOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

     If an option holder exercises a Non-ISO by paying the option price with previously acquired Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the Non-ISO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

     The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

     No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company whose annual salary and bonus exceed $100,000.00, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee's gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

     The Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. Therefore, the Plan is not subject to the Employee Retirement Income Security Act of 1994, as amended, or Section 401(a) of the Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE FIRST LIBERTY FINANCIAL CORP. 1992 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

                   AMENDMENT OF FIRST LIBERTY FINANCIAL CORP.
                        1995 DIRECTOR STOCK OPTION PLAN

     General. On November 21, 1995, the Board of Directors of the Company adopted the First Liberty Financial Corp. 1995 Director Stock Option Plan (the "DSOP") and it was approved by the Company's stockholders on January 31, 1996. The DSOP is intended to further the growth and development of the Company by encouraging directors of the Company who are not employees of the Company to expand their ownership interests in the Company by purchasing its Common Stock. The Company believes that the DSOP provides such persons with an added incentive to continue to serve as directors and stimulates their efforts in promoting the growth, efficiency and profitability of the Company, thereby more closely aligning their interests with those of stockholders generally. Initially 75,000 shares of Common Stock were authorized for issuance under the DSOP, of which 17,000 shares remain available for grant under the plan.

     The following summary of the principal features and effects of the plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the plan itself. A copy of the 1992 Plan will be furnished to stockholders without charge upon request in writing to Richard A. Hills, Jr., Secretary, First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297.

     Proposed Amendment. On October 29, 1997, the Board adopted an amendment to the DSOP which provides that the number of shares of Common Stock authorized for issuance under the plan will be increased by 45,000, or 0.6% of pro forma shares outstanding. Of the 75,000 shares previously authorized for issuance under the DSOP, options with respect to 58,000 shares had been granted as of September 30, 1997, and none had been exercised.

     Type of Awards. Only nonqualified stock options may be granted under the DSOP ("DSOP Options").

     Administration. The DSOP is administered by a committee consisting of two or more individuals appointed by the Board of Directors of the Company from among its members and is made up of the members of the Compensation and Benefits Committee of the Board of Directors (the "DSOP Committee"). The Board from time to time may remove members from, or add members to, the DSOP Committee, and vacancies will be filled by the Board.

     The DSOP committee has authority (to the extent that such authority does not disqualify the DSOP from being "formula plan" within the meaning of Rule 16b-3 of the 1934 Act) (i) to determine the terms and provisions of the agreements by which DSOP Options shall be evidenced, (ii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the DSOP, and (iii) to make all determinations necessary or advisable for the administration of the DSOP.

     Eligibility for and Grants of DSOP Options. Under the terms of the DSOP, directors of the Company who are not employees of the Company and who are not and never have been officers of the Company or any of its subsidiaries are eligible to receive DSOP Options ("Eligible Director"). On the effective date of the DSOP, each Eligible Director was granted a DSOP Option to purchase 7,500 shares of Common Stock (collectively, the "Initial Grants"). Each Eligible Director who becomes eligible after the Effective Date and who has not previously served as a director of the Company shall be granted a DSOP Option to purchase 1,500 shares of Common Stock as of the date he or she becomes a director.

     Thereafter, each Eligible Director shall receive, on an annual basis, an additional grant of DSOP Options for the purchase of 1,500 shares of Common Stock if the Company's net income equals or exceeds 10% of stockholders' equity for the preceding fiscal year.

     Shares Available. The stock underlying the DSOP Options is the Common Stock of the Company. Prior to the proposed amendment, up to 75,000 shares of Common Stock, in the aggregate, may be granted under the DSOP. Shares of Common Stock allocable to the unexercised portion of expired or terminated DSOP Options may again become subject to DSOP Options.

     Option Price. The purchase price of the Common Stock underlying each DSOP Stock Option will be the fair market value of Common Stock on the date the option is granted, which was January 31, 1996, the date of stockholder approval of the DSOP, in the case of the Initial Grants.

     Vesting. Each DSOP Stock Option shall be fully vested as of the date it is granted.

     Term and Exercise of Options. Each DSOP Stock Option may be exercised on such dates, during such periods and for such number of shares as determined by the DSOP Committee and as specified in each option agreement. The terms of any DSOP Stock Option will be determined by the DSOP Committee, but the term may not exceed ten years from the date of grant. No DSOP Stock Option may be granted after ten years from the Effective Date. A DSOP Stock Option may be exercised for less than the full number of shares of Common Stock subject to such option, provided that no option may be exercised for less than (i) 1,000 shares or (ii) the total remaining shares subject to the option, if less than 1,000 shares. Upon exercise of a DSOP Stock Option, an option holder must pay for the Common Stock subject to the exercise. Payment may be made in cash, in Common Stock, or a combination of the two.

     Transfer. The DSOP does not permit an optionee to sell, assign or otherwise transfer options except at death. Options are exercisable during the optionee's life only by the optionee. An optionee's personal representative, heirs or legatees may exercise options after the death of the optionee.

     Termination of Service as Director. DSOP Options generally must be exercised within the earlier of (i) 12 months after the optionee ceases to be in the service of the Company as a director for any reason other than death or disability; (ii) the expiration date of the DSOP Option; (iii) immediately upon the removal of the optionee as a director of the Company for cause; (iv) one year after termination of service with the Company as a director because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while in the service of the Company as a director, (b) within 12 months after termination of service with the Company as a director (for any reason other than cause; or (c) within one year after service as a director with the Company is terminated due to disability. However, the DSOP Committee may provide different exercise expiration periods with respect to DSOP Options.

     Amendment and Termination. The Board may amend or terminate the DSOP at any time, provided that (i) no amendment may be effected without the approval of the option holders if such amendment would affect, in any way, the rights of such option holders under the DSOP, and (ii) no amendment may be effected without the approval of the stockholders of the Company if (1) the amendment would materially increase the benefits accruing to participants under the DSOP,
(2) the amendment would materially increase the number of shares which may be issued under the DSOP, or (3) the amendment would materially modify the requirements as to eligibility for participation in the DSOP. Additionally, no amendment may be made to the DSOP more than once every six months, other than to comport with changes in the Code, ERISA, or the rules and regulations promulgated thereunder.

     The DSOP will terminate on the later of (a) the complete exercise or lapse of the last outstanding DSOP Stock Option granted under the DSOP, or (b) the last date upon which options may be granted under the DSOP (which may not be later than five years after the date on which the DSOP is approved by stockholders of the Company), subject to its earlier termination by the Board at any time.

     Adjustments. In the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, splits or recapitalization, an appropriate and equitable adjustment will be made by the DSOP Committee to the number and kind of shares subject to DSOP Options and to the number and kind of shares remaining available for issuance pursuant to DSOP Options. Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, transfer of Common Stock or transfer of the assets of the Company, the DSOP Committee may, in its discretion, declare that (i) outstanding options are nonforfeitable and exercisable; (ii) outstanding options apply to the securities of the resulting corporation; and/or (ii) outstanding options are nonforfeitable and are to be terminated after giving at least 30 days notice to the option holder. If the Company is dissolved, all of the rights of all optionees will become immediately nonforfeitable and exercisable through the date of dissolution.

     Federal Income Tax Consequences. The Company intends that the tax effects of any stock option granted under the DSOP should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of DSOP Options.

     Because DSOP Options are non-qualified stock options, neither the Company nor the option holder has income tax consequences from the issuance of DSOP Options. Generally, in the tax year when an option holder exercises DSOP Options, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price of such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

     If an option holder exercises a DSOP Option by paying the option price with previously acquired Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the DSOP exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered.

     The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

     ERISA. The DSOP is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The DSOP is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE FIRST LIBERTY FINANCIAL CORP. 1995 DIRECTOR STOCK OPTION PLAN.

PERFORMANCE GRAPH

     The following graph shows the comparison of five-year cumulative total return among (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Stock Index, and (iii) the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG FIRST LIBERTY FINANCIAL CORP., THE S&P 500 INDEX
                           AND THE NASDAQ BANK INDEX

        MEASUREMENT PERIOD            FIRST LIBERTY
      (FISCAL YEAR COVERED)             FINL CORP          S & P 500         NASDAQ BANK
9/92                                              100                100                100
9/93                                              183                113                135
9/94                                              161                117                142
9/95                                              246                152                179
9/96                                              307                183                228
9/97                                              470                257                381

---------------

* $100 INVESTED ON 09/30/92 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                 COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the 1934 Act and regulations of the SEC require the Company's executive officers and directors and persons who beneficially own more than ten percent of any class of equity securities of the Company, as well as certain affiliates of such persons, to file initial reports of ownership of any equity securities of the Company and subsequent reports of changes in ownership of such securities with the SEC and the National Association of Securities Dealers, Inc. Such persons also are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations from such reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended September 30, 1997, all filing requirements applicable to its directors and executive officers were complied with in a timely manner.

                SPECIAL NOTE CONCERNING INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has served as independent accountants of the Company or the Bank each year since 1977 and is considered by management of the Company to be well qualified. The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending September 30, 1998.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its headquarters at 201 Second Street, Macon, Georgia 31297, addressed to the attention of the Secretary, on or before August 22, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                 ANNUAL REPORTS

     A copy of the Summary Annual Report to Stockholders is being mailed to each stockholder of record together with these proxy materials. The audited financial statements of the Company for the year ended September 30, 1997, together with Management's Discussion and Analysis of Financial Conditions and Results of Operations, are included in Appendix A to this Proxy Statement. The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended September 30, 1997. This Annual Report on Form 10-K contains detailed information concerning the Company and its operations which is not included in the Summary Annual Report to Stockholders, or in Appendix A to this Proxy Statement. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Richard A. Hills, Jr., Secretary, First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297. THE ANNUAL REPORT ON FORM 10-K, THE SUMMARY ANNUAL REPORT AND APPENDIX A ARE NOT A PART OF THE COMPANY'S SOLICITING MATERIAL.

                                   APPENDIX A

                             ---------------------

                         FIRST LIBERTY FINANCIAL CORP.
                             FINANCIAL INFORMATION
                             ---------------------

 THE ANNUAL REPORT ON FORM 10-K, THE SUMMARY ANNUAL REPORT AND THIS APPENDIX A
     ARE NOT A PART OF FIRST LIBERTY FINANCIAL CORP.'S SOLICITING MATERIAL.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

BACKGROUND

     First Liberty Financial Corp.'s ("First Liberty") financial results of operations continued favorable trends during fiscal 1997. The positive trends reflect the results of an ongoing plan which focuses on (1) maintaining a low level of interest rate risk, (2) improving operating efficiency, (3) reductions in the levels of nonperforming and classified assets, (4) maintaining a strong regulatory capital position and (5) continued growth.

     In February 1993, First Liberty issued 460,000 shares of Series A 7.75% Cumulative Convertible Preferred ("Series A") stock. These shares had a liquidation preference of $25 per share. Dividends on the Series A stock were cumulative at an annual rate of $1.9375 per share and were payable quarterly. In July 1995 the Company redeemed 2,537 shares of Series A for $66,879 plus accrued and unpaid dividends. The remaining 457,463 shares of the Series A were converted into 1,372,389 shares of the Company's common stock at a conversion price of $8.33 per share of common stock.

     In December 1994, the Company acquired by merger Central Banking Company ("CBC") of Swainsboro, Georgia and its subsidiary, The Central Bank ("Central Bank"). Central Bank on the date of acquisition, held the following approximate balances: loans of $21 million, cash and investments of $34 million, premises and equipment of $1 million and deposits of $52 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     In March 1995, the Company acquired three banking offices located in Sylvania, Vidalia and Waycross, Georgia from a commercial bank. Total assets acquired were approximately $3 million and total cash received and deposits assumed were approximately $95 million. Intangible assets resulting from the acquisition were approximately $4 million.

     In September 1995, the Company acquired by merger Tifton Banks, Inc. ("Tifton") of Tifton, Georgia and its subsidiary, Tifton Bank & Trust Company ("Tifton Bank"). Tifton Bank on the date of acquisition, held the following approximate balances: loans of $42 million, cash and investments of $21 million, premises and equipment of $1 million and deposits of $45 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     On November 15, 1996, the Company acquired by merger Middle Georgia Bank ("MGB"). MGB on the date of acquisition held the following approximate balances: loans of $67 million, cash and investments of $58 million, premises and equipment of $1 million and deposits of $117 million. This business combination was accounted for utilizing the pooling-of-interests method of accounting. Accordingly, all financial information has been retroactively restated to reflect the MGB acquisition.

     In December 1994 and September 1995, in connection with the respective acquisitions of Tifton and CBC, the Company issued $7.6 million in Series B 6.00% Cumulative Convertible Preferred ("Series B") stock. The shares had a liquidation preference of $25.00 per share. Dividends on the Series B were cumulative at an annual rate of $1.50 per share and payable quarterly. In March 1997, the Company redeemed 1,409 shares of its Series B stock for $38,043 plus accrued and unpaid dividends. The remaining 301,171 shares of the Series B were converted into 537,220 shares of the Company's common stock at a conversion price of $14.00 per share, or 1.79 shares of common stock.

     In August 1996, First Liberty announced a three-for-two stock split. The split was effective October 1, 1996 and paid in the form of a stock dividend.

     In September 1996, First Liberty issued a redemption notice for the Company's 8.25% convertible debentures. As of September 30, 1996 $62,000 plus accrued interest was paid to holders on the redemption date of October 7, 1996. The remaining holders elected to convert into common stock at the conversion price of $10.89 per share.

     In October 1996, First Liberty commenced operations at NewSouth Financial Services, Inc. ("NewSouth"), a consumer finance subsidiary. NewSouth provides consumer finance services in select communities throughout Georgia.

     During August 1997, Liberty Bank redeemed $16.5 million of its 11% and
8 1/4% debentures due August 1, 2004. As a result of the redemption an extraordinary charge of $2.8 million (net of related income taxes) was recorded. The redemption is expected to increase future net interest income by approximately $1.1 million annually.

NET INCOME

     First Liberty's core income was $13.7 million compared to $11.3 million a year earlier. Core income per fully diluted share increased 20% to $1.75 for fiscal 1997 from $1.46 per share for fiscal 1996. During 1997 and 1996, several events occurred which resulted in non-recurring charges which have been excluded from core operating results. During 1997, the following non-recurring charges were excluded from core operating results:

     - merger related expenses of approximately $312,000 (or $.04 per fully diluted share) after-tax incurred in the first fiscal quarter associated with the MGB merger;

     - an extraordinary charge of $2.8 million (or $.36 per fully diluted share) after-tax reflecting the loss on the redemption of subordinated debt;

     - costs relating to discontinued business lines in Liberty Mortgage Corporation's ("Liberty Mortgage") retail mortgage offices in Atlanta and First Liberty Bank's ("Liberty Bank") auto dealer indirect lending operations of $1.7 million (or $.21 per fully diluted share) after-tax. This included $1.3 million after-tax in additional loan loss provisions and $400,000 after-tax in other costs (including severance expenses) of discontinued business lines.

     Core earnings represent earnings exclusive of a one-time Federal Deposit Insurance Corporation ("FDIC") assessment of $3.6 million ($2.3 million net of tax) to recapitalize the Savings Association Insurance Fund ("SAIF"), recorded September 30, 1996 pursuant to a law enacted on that date.

     First Liberty's net income for the year ended September 30, 1997 was $8.9 million compared to $8.9 million for the year ended September 30, 1996 and $9.3 million for the year ended September 30, 1995. First Liberty's income before income taxes and extraordinary item was $16.9 million for the year ended September 30, 1997 compared to $13.3 million in 1996 and $12.9 million in 1995.

     For the year ended September 30, 1997, Liberty Bank (excluding contributions of Liberty Mortgage) contributed $19.1 million of core income before taxes, compared to $14.4 million in 1996 and $10.9 million in 1995. These amounts represent 95%, 85% and 84% of First Liberty's core income before income taxes for 1997, 1996 and 1995, respectively. These trends are indicative of (i) improved margins, which resulted in increased net interest income, and reductions in nonperforming assets, (ii) improved internal operating efficiency,
(iii) internal growth, and (iv) the contributions of acquisitions.

     For the year ended September 30, 1997, Liberty Mortgage contributed $1.4 million of income before income taxes, compared to $2.5 million in 1996 and $2.0 million in 1995. These amounts represent 7%, 15% and 15% of First Liberty's core income before income taxes for 1997, 1996 and 1995, respectively.

     Included in Liberty Mortgage's income before income taxes are net gains on sale of loans, securities and loan servicing rights of approximately $3.2 million, $2.6 million and $2.0 million for the fiscal years ended September 30, 1997, 1996, and 1995, respectively.

     During 1997, NewSouth commenced operations and did not significantly affect 1997 operating results, but is expected to significantly affect 1998 operating results.

NET INTEREST INCOME

     Net interest income increased by $5.7 million or 15% during fiscal 1997 as compared to 1996 due to growth in earning assets. Net interest income increased by $5.7 million or 18% during fiscal 1996 as compared to 1995 also due to growth in earning assets.

     SUMMARY OF AVERAGE ASSETS AND LIABILITIES (FOR THE FISCAL YEAR ENDED)

     The following table reflects the average balances, the actual interest income or expense and the average yields and costs of funds of First Liberty's interest-earning assets and interest-bearing liabilities (dollars in thousands).

                                                             1997                                  1996                      1995
                                               ---------------------------------     ---------------------------------     --------
                                                AVERAGE                   RATE/       AVERAGE                   RATE/      AVERAGE
                                                BALANCE      INTEREST     YIELD       BALANCE      INTEREST     YIELD      BALANCE
                                               ----------    ---------    ------     ----------    ---------    ------     --------
Loan(1)....................................    $  851,728     $79,125      9.29%     $  751,322     $68,860      9.17%     $618,294
Mortgage-backed securities.................       201,999      13,260      6.56%        154,007      11,165      7.25%      142,025
Investments................................        74,553       4,462      5.99%         62,401       4,294      6.88%       66,700
                                               ----------     -------                ----------     -------                --------
  Total interest-earning assets............     1,128,280     $96,847      8.58%        967,730     $84,319      8.71%      827,019
                                                              =======                               =======
Other assets...............................       102,680                               105,440                              78,527
                                               ----------                            ----------                            --------
    Total assets...........................    $1,230,960                            $1,073,170                            $905,546
                                               ==========                            ==========                            ========
Savings deposits...........................    $   52,587     $ 1,344      2.56%     $   58,102     $ 1,637      2.82%     $ 56,915
Time deposits..............................       564,011      31,994      5.67%        499,670      29,214      5.85%      449,364
Other deposits.............................       283,267       5,983      2.11%        274,973       6,258      2.28%      228,693
Short-term borrowings......................       118,485       6,548      5.53%        106,239       6,118      5.76%       58,746
Long-term borrowings(2)....................       104,311       6,974      6.69%         27,345       2,823     10.32%       25,206
                                               ----------     -------                ----------     -------                --------
  Total interest-bearing liabilities.......     1,122,661     $52,843      4.71%        966,329     $46,050      4.77%      818,924
                                                              =======                               =======
Other liabilities..........................        15,921                                21,710                              14,867
Equity.....................................        92,378                                85,131                              71,755
                                               ----------                            ----------                            --------
    Total liabilities and equity...........    $1,230,960                            $1,073,170                            $905,546
                                               ==========                            ==========                            ========
Interest rate spread.......................                                3.88%                                 3.95%
                                                                           ====                                 =====
Net interest margin........................                                3.90%                                 3.95%
                                                                           ====                                 =====

                                                    1995
                                             -------------------
                                                          RATE/
                                             INTEREST     YIELD
                                             ---------    ------
Loan(1)....................................   $56,489      9.14%
Mortgage-backed securities.................     9,602      6.76%
Investments................................     4,250      6.37%
                                              -------
  Total interest-earning assets............   $70,341      8.51%
                                              =======
Other assets...............................

    Total assets...........................

Savings deposits...........................   $ 1,716      3.02%
Time deposits..............................    24,133      5.37%
Other deposits.............................     5,352      2.34%
Short-term borrowings......................     3,797      6.46%
Long-term borrowings(2)....................     2,781     11.03%
                                              -------
  Total interest-bearing liabilities.......   $37,779      4.61%
                                              =======
Other liabilities..........................
Equity.....................................

    Total liabilities and equity...........

Interest rate spread.......................                3.89%
                                                          =====
Net interest margin........................                3.94%
                                                          =====

---------------

(1) Includes nonperforming loans.
(2) Includes subordinated debt.

RATE/VOLUME ANALYSIS

     The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected First Liberty's interest income and expense during the periods indicated. For each category, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate), (2) changes in rate (changes in rate multiplied by old volume), and (3) changes in rate/volume (changes in rate multiplied by change in volume) (dollars in thousands).

                                                                          YEARS ENDED SEPTEMBER 30,
                                             ------------------------------------------------------------------------------------
                                                           1997 VS 1996                                 1996 VS 1995
                                                       INCREASE/(DECREASE)                          INCREASE/(DECREASE)
                                             ----------------------------------------      --------------------------------------
                                                                   DUE TO                                       DUE TO
                                             DUE TO     DUE TO      RATE/                  DUE TO    DUE TO     RATE/
                                              RATE      VOLUME     VOLUME      TOTAL        RATE     VOLUME     VOLUME     TOTAL
                                             -------    -------    -------    -------      ------    -------    ------    -------
Changes in:
Interest income:
  Loans(1)...............................    $   937    $ 9,203    $   125    $10,265      $  179    $12,154    $  38     $12,371
  Mortgage-backed securities.............     (1,055)     3,479       (329)     2,095         694        810       59       1,563
  Investments............................       (559)       836       (109)       168         340       (274)     (22)         44
                                             -------    -------    -------    -------      ------    -------    -----     -------
Total interest income....................       (677)    13,518       (313)    12,528       1,213     12,690       75      13,978
                                             -------    -------    -------    -------      ------    -------    -----     -------
Interest expense:
  Savings deposits.......................       (152)      (155)        14       (293)       (113)        36       (2)        (79)
  Time deposits..........................       (870)     3,762       (112)     2,780       2,140      2,702      239       5,081
  Other deposits.........................       (450)       189        (14)      (275)       (147)     1,083      (30)        906
  Short-term borrowings..................       (247)       705        (28)       430        (414)     3,070     (335)      2,321
  Long-term borrowings(2)................       (995)     7,946     (2,800)     4,151        (179)       236      (15)         42
                                             -------    -------    -------    -------      ------    -------    -----     -------
Total interest expense...................     (2,714)    12,447     (2,940)     6,793       1,287      7,127     (143)      8,271
                                             -------    -------    -------    -------      ------    -------    -----     -------
Net interest income......................    $ 2,037    $ 1,071    $ 2,627    $ 5,735      $  (74)   $ 5,563    $ 218     $ 5,707
                                             =======    =======    =======    =======      ======    =======    =====     =======

---------------
(1) Includes nonperforming loans.

(2) Includes subordinated debt.

INTEREST RATE RISK

     Interest rate risk is a measure of exposure to changes in net interest income and theoretical market value of net assets due to changes in market interest rates. The differential (known as "gap"), is the difference between interest-earning assets and interest-bearing liabilities over a specified period of time and represents a measure of sensitivity of net interest income to changes in interest rates. A positive gap indicates an excess of interest-earning assets over interest-bearing liabilities, while a negative gap indicates an excess of interest-bearing liabilities over interest-earning assets. Gap analysis does not consider the effects of the velocity of interest rate changes, competitive factors or consumer preferences, and as such may not be a reliable indicator of interest rate risk. First Liberty's interest rate risk will generally be more positive or asset sensitive than depicted through gap analysis.

     In addition to gap analysis, management also employs a cash flow simulation model to estimate changes in net interest income and theoretical market values under various interest rate scenarios. The cash flow simulation model considers the impact of principal amortization, estimated prepayments and the velocity of interest rate changes and can be used to model the effects of competitive factors and consumer preferences. As such, the cash flow simulation will generally provide a better indication of interest rate risk.

     First Liberty measures interest rate risk from several sources including repricing risk, option risk, basis risk and liquidity risk. However, the two principal measures used to monitor risk are the volatility of net interest income and the interest sensitivity of assets and liabilities.

     The interest sensitivity of financial instruments measures how quickly each instrument reprices or matures. A balance sheet which has a relatively short effective life generally has less interest rate risk. Management considers assets and liabilities which mature or reprice within one year to be interest rate sensitive. As of September 30, 1997, $693 million or 59% of interest earning assets were interest sensitive and $737 million or 69% of interest bearing liabilities were interest sensitive. A year earlier, 51% of interest earning assets and 59% of interest bearing liabilities were interest sensitive, before restatement for MGB pooling.

     The volatility of net interest income reflects how the interest rate characteristics of financial instruments will work together in various interest rate environments over a fairly short period (generally one to two years). To evaluate risk of net interest income volatility, management must not only assess current financial attributes, but also forecast future business activity, consumer behavior and future economic trends. During 1997, interest rates were generally stable except for a Federal Reserve tightening by increasing the targeted fed funds rate from 5.25% to 5.50% in March 1997 which was promptly followed by an increase in the prime lending rate. Despite First Liberty's asset sensitivity (which indicates a bias toward rising rates), the interest rate spread remained relatively stable as the slight benefit from interest rates was offset by a slight compression in earning asset yields and funding rates.

     Loan demand remained robust during 1997 requiring the acquisition of deposits from wholesale sources to supplement retail deposit growth. Wholesale deposits are generally less labor intensive than retail deposits but may carry a higher interest rate. Management uses such funding sources when they represent the lowest "all-in" cost of funds. Wholesale deposits represent 13% of total deposits at September 30, 1997.

     Management measures the risk of net interest income volatility by the percentage exposure of forecasted net interest income under stable rates to various rate scenarios. During 1995, management initiated a plan to reduce the level of bias toward rising interest rates. During 1997, management completed this plan. As of September 30, 1997, management estimates that First Liberty is slightly more at risk to declining interest rate environments than rising interest rate environments reflecting a slightly asset sensitive position, but the relative level of risk was essentially neutral.

INTEREST RATE SENSITIVITY SHORT TERM ANALYSIS

     The following table summarizes the repricing of First Liberty's interest-earning assets and interest-bearing liabilities at September 30, 1997. The information presented may not be indicative of actual future trends of net interest income in rising or declining interest rate environments (dollars in thousands).

                                      LESS                                                       6
                                      THAN        1 MONTH        2 MONTHS       3 MONTHS      MONTHS       1 YEAR
                                       1            TO 2           TO 3           TO 6         TO 1         TO 2         OVER
                                     MONTH         MONTHS         MONTHS         MONTHS        YEAR         YEARS      2 YEARS
                                   ----------   ------------   ------------   ------------   ---------   -----------   --------
Interest-earning assets:
Loans(1)(2)......................   $297,942      $30,770        $22,860        $ 69,035     $143,662     $134,982     $206,256
Securities.......................     42,682        5,723          5,888          26,094       27,869       38,382      109,264
Fed funds sold and repurchase
  agreements.....................     20,237           --             --              --           --           --           --
                                    --------      -------        -------        --------     --------     --------     --------
Total financial assets...........   $360,861      $36,493        $28,748        $ 95,129     $171,531     $173,364     $315,520
                                    ========      =======        =======        ========     ========     ========     ========
Interest-bearing liabilities:
Deposits:
  Savings(3).....................   $    487      $   487        $   487        $  1,461     $  2,924     $  5,846     $ 37,623
  Money Market...................     74,984          571            588              --           --           --           --
  Interest-bearing deposits(3)...      5,352          953            953           2,859        5,722       11,442       71,535
  Time...........................     50,258       36,382         33,692         124,809      189,297      146,469       47,257
                                    --------      -------        -------        --------     --------     --------     --------
    Total interest-bearing
      deposits...................    131,081       38,393         35,720         129,129      197,943      163,757      156,415
Other borrowings.................    201,165        1,033          1,033           1,033           --        8,000        2,188
                                    --------      -------        -------        --------     --------     --------     --------
Total financial liabilities......   $332,246      $39,426        $36,753        $130,162     $197,943     $171,757     $158,603
                                    ========      =======        =======        ========     ========     ========     ========
Current period gap...............   $ 28,615      $(2,933)       $(8,005)       $(35,033)    $(26,412)    $  1,607     $156,917
Cumulative gap...................   $ 28,615      $25,682        $17,677        $(17,356)    $(43,768)    $(42,161)    $114,756
Cumulative gap as a % of total
  assets.........................        2.3%         2.0%           1.4%           -1.4%        -3.4%        -3.3%         9.0%


                                     TOTAL
                                   ----------
Interest-earning assets:
Loans(1)(2)......................  $  905,507
Securities.......................     255,902
Fed funds sold and repurchase
  agreements.....................      20,237
                                   ----------
Total financial assets...........  $1,181,646
                                   ==========
Interest-bearing liabilities:
Deposits:
  Savings(3).....................  $   49,315
  Money Market...................      76,143
  Interest-bearing deposits(3)...      98,816
  Time...........................     628,164
                                   ----------
    Total interest-bearing
      deposits...................     852,438
Other borrowings.................     214,452
                                   ----------
Total financial liabilities......  $1,066,890
                                   ==========
Current period gap...............  $  114,756
Cumulative gap...................
Cumulative gap as a % of total
  assets.........................

---------------
(1) The portfolio of loans available-for-sale are included in the less than three months repricing periods as all these assets are assigned to optional or mandatory commitments to sell.
(2) The repricing of loans does not include amounts attributable to the amortization and estimated repayment of principal.
(3) The estimated repricing of savings and interest-bearing checking accounts was based on the Office of Thrift Supervision decay rates.

LOAN LOSS PROVISION AND ALLOWANCE FOR LOAN LOSSES

     During fiscal 1997, the provision for estimated losses on loans was $6.3 million compared to $3.1 million during 1996 and $2.4 million during 1995. During 1997, total loans held-for-investment increased by 10% while nonperforming loans decreased by 6%. During 1997, the level of consumer bankruptcies and consumer charge-offs increased. During fiscal 1997, net charge-offs were $4.8 million or .56% of total loans compared to $2.3 million or
 .31% of total loans in fiscal 1996. Substantially all of the increase in net charge-offs related to consumer loans. Net charge-offs on consumer bankruptcies were $1.2 million or 25% of net charge-offs for 1997. Net charge-offs on indirect auto loans were $1.7 million in 1997 or 36% of net charge-offs. Excluding consumer loans in bankruptcy and indirect auto loans, the net charge-offs would have been $1.9 million or .22% of average loans for 1997. This trend experienced by First Liberty is believed to be indicative of trends in most financial institutions.

     Considering the growth in loans and the overall trends in the level of credit risk, the provision for estimated losses on loans increased $3.2 million in 1997 (inclusive of $2.0 million in non-core charges) as compared to 1996. As the concentration of indirect auto loans decreases, the level of consumer bankruptcies and consumer loans charge-offs should also decline. However, management estimates the core provision in

1997 to be reflective of recurring portfolio risk and would anticipate that the level of future loan loss provisions would continue to increase consistent with the level of loan growth.

     Loan loss reserves are determined based on management's internal review of nonperforming loans, delinquency trends, the level of rated assets and charge-off trends. Additionally, management assesses general and specific economic trends both nationally and locally and regulatory information to determine the impact of those external factors on loan loss reserve levels.

     Based on the internal and external reviews, Liberty Bank segregates its loan portfolio by type of loans and by loan classification within each loan type. Reserve percentages are applied (based on historical and anticipated loss rates) to each loan group to determine the required amount of allocated general loan loss reserves. Additionally, an amount is provided for unallocated general loan loss reserves reflecting the potential for estimation errors in allocated reserves. The allocation of the allowance for estimated losses for the years indicated was as follows (dollars in thousands):

                                                           SEPTEMBER 30,
                             --------------------------------------------------------------------------
                                1997(1)         1996(1)        1995(1)        1994(1)        1993(1)
                             -------------   -------------   ------------   ------------   ------------
                               AMT      %      AMT      %     AMT      %     AMT      %     AMT      %
                             -------   ---   -------   ---   ------   ---   ------   ---   ------   ---
First mortgage:
  Residential..............  $   292    16   $   926    20   $1,032    25   $  784    26   $  813    25
  Commercial(2)............      540     8       817    11    1,083    13    1,667    19    1,325    22
  Residential
     construction..........      377    11       305    12      402    11      209    11      157     9
  Commercial business......    2,955    30     2,536    26    1,913    21    1,411    14    1,743    12
  Consumer(3)..............    5,688    35     3,999    31    3,039    30    1,670    30    1,604    32
  Unallocated..............    2,051    --     1,767    --    2,165    --    1,310    --    1,606    --
                             -------   ---   -------   ---   ------   ---   ------   ---   ------   ---
          Total............  $11,903   100%  $10,350   100%  $9,634   100%  $7,051   100%  $7,248   100%
                             =======   ===   =======   ===   ======   ===   ======   ===   ======   ===

---------------
(1) Loan categories as a percentage of total loans held-for-investment.
(2) Includes commercial construction first mortgage loans.
(3) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).

     Changes in the allowance for estimated losses on loans for the five years ended September 30, 1997 are as follows (dollars in thousands):

                                                              SEPTEMBER 30,
                                           ---------------------------------------------------
                                            1997       1996       1995       1994       1993
                                           -------    -------    -------    -------    -------
Balance, beginning of year...............  $10,350    $ 9,634    $ 7,051    $ 7,248    $ 6,727
  Provision for estimated losses.........    6,317      3,106      2,365      2,187      2,565
  Acquisitions...........................       --         --        879         --      1,675
  Adjustment for MGB pooling.............       --        (43)        --         --         --
  Recoveries.............................    1,212      2,491      2,483      2,381      1,599
  Charge-offs............................   (5,976)    (4,838)    (3,144)    (4,765)    (5,318)
                                           -------    -------    -------    -------    -------
Balance, end of year.....................  $11,903    $10,350    $ 9,634    $ 7,051    $ 7,248
                                           =======    =======    =======    =======    =======
Allowance for loan losses to
  nonperforming loans....................   226.03%    184.85%    219.75%    119.04%     99.72%
Allowance for loan losses to total loans
  held-for-investment....................     1.36%      1.30%      1.38%      1.27%      1.37%

     The following table summarizes charge-offs and recoveries by loan type (dollars in thousands):

                                                                SEPTEMBER 30,
                                                ----------------------------------------------
                                                 1997      1996      1995      1994      1993
                                                ------    ------    ------    ------    ------
Charge-offs:
  Residential real estate.....................  $  260    $   76    $  223    $  210    $  455
  Commercial real estate......................      --        --       426       205       559
  Commercial business.........................   1,278     1,871       855       965     1,967
  Consumer....................................   4,438     2,891     1,640     3,385     2,337
                                                ------    ------    ------    ------    ------
                                                 5,976     4,838     3,144     4,765     5,318
                                                ------    ------    ------    ------    ------
Recoveries:
  Residential real estate.....................      36        22        68       198       237
  Commercial real estate......................      --        --         3        --       141
  Commercial business.........................     119     1,049       835       292       236
  Consumer....................................   1,057     1,420     1,577     1,891       985
                                                ------    ------    ------    ------    ------
                                                 1,212     2,491     2,483     2,381     1,599
                                                ------    ------    ------    ------    ------
Net charge-offs...............................  $4,764    $2,347    $  661    $2,384    $3,719
                                                ======    ======    ======    ======    ======
Percentage of average loans...................     .56%      .31%     0.11%     0.42%      .63%
                                                ======    ======    ======    ======    ======

NONPERFORMING ASSETS AND CREDIT RISK

     The table below summarizes nonperforming assets and troubled debt restructurings at the dates indicated. Nonperforming assets consist of nonaccrual loans, foreclosed properties and insubstance foreclosures, as well as loans past due 90 days or more as to interest or principal and still accruing. Material potential problem loans, (i.e., those with respect to which management has serious doubts regarding the ability of the borrowers to comply with present loan repayment terms) have been classified as nonaccrual loans regardless of payment status, and therefore are included in Liberty Bank's nonperforming assets (dollars in thousands).

                                                               SEPTEMBER 30,
                                             -------------------------------------------------
                                              1997      1996      1995       1994       1993
                                             ------    ------    -------    -------    -------
Nonaccrual loans...........................  $5,266    $5,160    $ 3,391    $ 5,347    $ 7,055
Loans past due 90 days or more and still
  accruing.................................      --       439        993        576        213
                                             ------    ------    -------    -------    -------
Total nonperforming loans..................   5,266     5,599      4,384      5,923      7,268
Real estate acquired through foreclosure...   3,332     3,460      4,755     10,982      9,791
Insubstance foreclosures...................      --        --         --         32      4,665
Other repossessed assets...................     601       595        220        196        274
                                             ------    ------    -------    -------    -------
Total nonperforming assets.................  $9,199    $9,654    $ 9,359    $17,133    $21,998
                                             ======    ======    =======    =======    =======
Total nonperforming assets as a percentage
  of total assets..........................     .72%      .82%       .91%      2.16%      2.70%
                                             ======    ======    =======    =======    =======
Troubled debt restructurings...............  $   --    $5,252    $10,817    $12,199    $12,554
                                             ======    ======    =======    =======    =======

     At the time of foreclosure all properties are valued at fair value. Fair value is evaluated in light of a current appraisal and an assessment of market conditions. The evaluation results in a disposition plan including a financial plan designed to monitor the net realizable values of the properties during the marketing period. The plan is regularly monitored and amended as necessary to accommodate changing market conditions. At times, some properties' net carrying values may be reduced to facilitate near term liquidation, particularly if the marketing period has been extended beyond the original plan.

     At September 30, 1997 foreclosed properties included five commercial properties with aggregate investments (net of reserves) of approximately $366,000. The remaining balance of foreclosed properties consisted of residential properties.

     During fiscal 1995, management elected to writedown six commercial properties in the amount of $3.0 million, which were reserved for in prior years, as discussed below, due to the permanent impairment of such assets. During fiscal 1996 and 1995, five of the six properties were sold.

     During the fourth quarter of fiscal 1994, all remaining commercial properties were reevaluated in light of current economic conditions. In several cases, management elected to reduce the net carrying value of certain properties (by increasing reserves) to facilitate near term liquidation. As a result of the reductions, Liberty Bank recorded a provision of approximately $852,000.

     On October 1, 1995 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures, an Amendment of SFAS No. 114". As a result, the following loans were considered impaired as of September 30, 1997 and 1996 (dollars in thousands). See Notes 1 and 6 to First Liberty's Consolidated Financial Statements contained in Item 8 -- "Financial Statements and Supplementary Data" -- herein.

                                                                                 CARRYING
                   SEPTEMBER 30, 1997                      BALANCE    RESERVE     VALUE
                   ------------------                      -------    -------    --------
Residential first mortgage...............................   $1,125     $  112      $1,013
Commercial first mortgage................................      576         58         518
Commercial business......................................      853        445         408
Consumer(1)..............................................    3,848      1,610       2,238
                                                            ------     ------      ------
                                                            $6,402     $2,225      $4,177
                                                            ======     ======      ======

                                                                                 CARRYING
                   SEPTEMBER 30, 1996                      BALANCE    RESERVE     VALUE
                   ------------------                      -------    -------    --------
Residential first mortgage...............................   $  566     $   57      $  509
Commercial first mortgage................................      354         35         319
Commercial business......................................    2,180        439       1,741
Consumer(1)..............................................    3,662      1,526       2,136
                                                            ------     ------      ------
                                                            $6,762     $2,057      $4,705
                                                            ======     ======      ======

---------------
(1) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).

NONINTEREST INCOME

     Liberty Mortgage originates loans with marketing (price) concessions which are offset by the value of the loan servicing rights originated. Liberty Mortgage will sell a portion of the loan servicing rights relating to loans originated to recover its marketing concessions. Additionally, Liberty Mortgage may sell servicing rights during favorable market conditions as a part of its portfolio management process.

     The following table illustrates the contributions to operating results and to Liberty Mortgage's loan servicing portfolio in each of the last three fiscal years (dollars in thousands):

                                                                YEARS ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Loan activity:
  Loans originated.........................................  $305,461    $377,994    $161,344
  Loan servicing rights sold...............................   181,833     104,761     249,502
                                                             --------    --------    --------
  Loan servicing contributed to (withdrawn from)
     portfolio.............................................  $123,628    $273,233    $(88,158)
                                                             ========    ========    ========
  Percentage sold..........................................        60%         28%        155%
                                                             ========    ========    ========
Operating results:
  Gain(loss) on sale of loans and securities...............  $  1,815    $  1,770    $   (354)
  Gain on sale of loan servicing rights....................     1,397         790       2,353
                                                             --------    --------    --------
  Net gain on sale of loans and securities and loan
     servicing rights......................................  $  3,212    $  2,560    $  1,999
                                                             ========    ========    ========
  Net gain as a percentage of loans originated.............      1.05%        .68%       1.24%
                                                             ========    ========    ========

     During 1996, improving business conditions resulted in increased loan originations as compared to 1995. Additionally, the accounting change which allows for recognition of the value of mortgage servicing rights allowed for a reduction in the percentage of servicing rights sold. As such, the loan servicing portfolio increased by $147 million during 1996.

     Liberty Bank also may sell investments, loans and mortgage-backed securities from time to time from its portfolio. The following table summarizes investment activity from Liberty Bank's portfolio (dollars in thousands):

                                                          YEARS ENDED SEPTEMBER 30,
                                                         ----------------------------
                                                          1997       1996      1995
                                                         -------    ------    -------
Net book value sold:
  Assets available-for-sale............................  $12,441    $8,282    $73,040
  Net gain on sale.....................................       32       (16)       117

     During 1995, investment activity consisted principally of the liquidation of securities acquired in bank acquisitions during the year. As of September 30, 1997 and 1996, Liberty Bank's investments and mortgage-backed securities available-for-sale totalled $256 million and $233 million, respectively and represented 100% of total investments and mortgage-backed securities.

     Deposit account service charges increased by $1.2 million during 1997 as compared to 1996, and $1.0 million during 1996 as compared to 1995 principally due to average transaction accounts increasing 3% and 20% for the same periods principally as a result of acquisition activity and internal growth.

     Other income in fiscal 1997 was $1.8 million compared to $1.4 million during fiscal 1996 and 1995.

NONINTEREST EXPENSE

     Total noninterest expense increased by $1.1 million or 34% during fiscal 1997 compared to fiscal 1996 and increased $6.1 million or 22% during fiscal 1996 compared to fiscal 1995. The principal factors contributing to increased noninterest expense were merger related expenses of $423,000 in 1997 and the $3.6 million SAIF assessment plus incremental costs of acquired operations in 1996. During 1995, three acquisitions were completed which increased noninterest expense by direct incremental costs of approximately $1.2 million in 1996 as compared to 1995.

     During 1997, one acquisition was completed and was accounted for as a pooling-of-interests. Accordingly, historical information was restated and the incremental operating costs were included in all historical periods.

     During 1997 Liberty Bank recorded $396,000 for possible losses on sales of foreclosed real estate as compared to $510,000 and $686,000 in 1996 and 1995, respectively. The ending allowance for losses on foreclosed real estate for 1997, 1996 and 1995 was $693,000, $543,000 and $481,000, respectively. See
"Nonperforming Assets and Credit Risk" -- herein.

     The following table summarizes the significant components of other expense (dollars in thousands):

                                                           YEARS ENDED SEPTEMBER 30,
                                                           --------------------------
                                                            1997      1996      1995
                                                           ------    ------    ------
Postage and freight......................................  $1,116    $  978    $  842
Telephone................................................     996       719       619
Stationery and supplies..................................     816       663       621
Losses...................................................     876       435       760
Other....................................................   2,153     1,697     1,827
                                                           ------    ------    ------
                                                           $5,957    $4,492    $4,669
                                                           ======    ======    ======

INCOME TAXES

     Income tax expense for the year ended September 30, 1995 reflects a variation from the statutory federal income tax rate of 34% primarily due to the difference between the deduction of bad debt provisions for financial reporting and income tax purposes. Income tax expense for the year ended September 30, 1997, reflects a variation from the statutory federal income tax rate of 34% primarily due to the resolution of certain tax contingencies. First Liberty's effective tax rate after such items for the years ended September 30, 1997, 1996 and 1995 was 29.2%, 32.9% and 27.8%, respectively.

     At September 30, 1997 First Liberty had gross deferred tax assets of approximately $4.0 million. First Liberty's management has determined that it is more likely than not that its deferred tax asset will be realized. This is based on the existence of taxable income in the form of future reversals of existing taxable temporary differences and taxable income in prior carryback years that is sufficient to allow realization of the tax benefit of First Liberty's existing deductible temporary differences. First Liberty is not aware of any material uncertainties existing at September 30, 1997 that may affect the realization of First Liberty's deferred tax assets. First Liberty evaluates the realizability of deferred tax assets quarterly by assessing the need for a valuation allowance.

LOANS

     The following table states the composition of Liberty Bank's loan portfolio at the indicated dates (dollars in thousands).

                                                                  SEPTEMBER 30,
                           --------------------------------------------------------------------------------------------
                                 1997               1996               1995               1994               1993
                           ----------------   ----------------   ----------------   ----------------   ----------------
                                      % OF               % OF               % OF               % OF               % OF
                            AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL
                           --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
Residential permanent
  first mortgages:
  Held-for-investment:
    Fixed rate...........  $ 47,591      5    $ 53,299      7    $ 50,412      7    $ 53,839     10    $ 69,028     12
    Adjustable rate......    94,084     11     108,359     13     127,900     18      92,873     16      62,585     10
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
                            141,675     16     161,658     20     178,312     25     146,712     26     131,613     22
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
  Available-for-sale:
    Fixed rate...........    26,198      3      25,637      3      21,307      3       8,005      1      60,398     10
    Adjustable rate......     3,362     --       1,269     --         975     --       1,978     --       9,649      2
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
                             29,560      3      26,906      3      22,282      3       9,983      1      70,047     12
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
Residential
  construction...........   100,867     11      96,505     12      75,023     10      59,202     11      48,680      8
Commercial
  construction...........    29,712      3      24,185      3      18,301      3      18,298      3      12,967      2
Commercial
  permanent(1)...........    36,179      4      59,200      7      72,608     10      87,846     16      99,799     17
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
                            166,758     18     179,890     22     165,932     23     165,346     30     161,446     27
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
Consumer(2)..............   306,851     34     247,511     30     206,292     29     166,240     30     170,311     28
Commercial(3)............   260,663     29     208,020     25     145,613     20      74,960     13      64,868     11
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
                            567,514     63     455,531     55     351,905     49     241,200     43     235,179     39
                           --------    ---    --------    ---    --------    ---    --------    ---    --------    ---
                            905,507    100%    823,985    100%    718,431    100%    563,241    100%    598,285    100%
                                       ===                ===                ===                ===                ===
Allowance for estimated
  losses.................   (11,903)           (10,350)            (9,634)            (7,051)            (7,248)
                           --------           --------           --------           --------           --------
Total....................  $893,604           $813,635           $708,797           $556,190           $591,037
                           ========           ========           ========           ========           ========

---------------
(1) Includes construction loans converted to permanent loans.
(2) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).
(3) Includes commercial business loans collateralized by mortgages.

     During 1997, the commercial loan portfolio increased by $53 million, or 25%, as a part of Liberty Bank's strategic plan to emphasize commercial loans as a targeted line. Management would anticipate a continued expansion of commercial loans in 1998.

     The following table sets forth the scheduled contractual repayments of Liberty Bank's construction and commercial business loans at September 30, 1997. Adjustable rate loans are included in their respective principal repayment date categories (dollars in thousands).

                                                       CONSTRUCTION    COMMERCIAL
                                                       ------------    ----------
Amounts due:
  Within 1 year(1)...................................    $115,235       $ 95,357
  After 1 year through 5 years.......................      14,275        132,132
  After 5 years......................................       1,069         33,174
                                                         --------       --------
                                                         $130,579       $260,663
                                                         ========       ========

---------------
(1) Includes demand loans, loans having no stated schedule of repayment and no stated maturity.

     The following table summarizes the total amount of construction and commercial loans at September 30, 1997 due after one year by fixed and adjustable rates (dollars in thousands).

                                                          FIXED      ADJUSTABLE
                                                           RATE         RATE
                                                         --------    ----------
Construction...........................................  $  3,668     $11,676
Commercial.............................................   127,716      37,590
                                                         --------     -------
                                                         $131,384     $49,266
                                                         ========     =======

INVESTMENTS AND MORTGAGE-BACKED SECURITIES

     The following table summarizes securities available-for-sale (dollars in thousands):

                                                              SEPTEMBER 30,
                                                     --------------------------------
               TYPES OF INVESTMENTS                    1997        1996        1995
               --------------------                  --------    --------    --------
Investment securities:
  U.S. government agencies.........................  $ 40,920    $ 21,126    $ 32,404
  Investment grade corporate debt and equity
     securities....................................       345       5,000       4,739
  Federal Home Loan Bank of Atlanta stock..........     9,733       9,733       9,733
  State, county and municipal......................        --       5,951       6,799
  Certificates of deposit..........................       891       5,795       4,572
  Other............................................       113         157         147
Mortgage-backed securities:
  Federal National Mortgage Corporation............    80,338      82,075      46,463
  Federal Home Loan Mortgage Association...........    78,810      84,779      80,668
  Government National Mortgage Association.........    27,141       4,495       5,261
  Other............................................    17,611      13,747      16,521
                                                     --------    --------    --------
Total securities available-for-sale................  $255,902    $232,858    $207,307
                                                     ========    ========    ========

     The stated contractual maturities and weighted average yield of securities available-for-sale at September 30, 1997 are as follows (dollars in thousands):

                                                     1 YEAR     5 YEARS
                                         1 YEAR     THROUGH     THROUGH      AFTER
          TYPES OF INVESTMENT            OR LESS    5 YEARS     10 YEARS    10 YEARS     TOTAL
          -------------------            -------    --------    --------    --------    --------
Investment securities:
  Federal Home Loan Bank of Atlanta
     stock.............................  $ 9,733    $    --     $    --     $     --    $  9,733
  Investment grade corporate equity
     securities........................      345         --          --           --         345
  U.S. government agencies.............      500     35,632       4,788           --      40,920
  Certificates of deposit..............      891         --          --           --         891
  Other................................      113         --          --           --         113
                                         -------    -------     -------     --------    --------
                                          11,582     35,632       4,788           --      52,002
                                         -------    -------     -------     --------    --------
Weighted average yield.................     6.95%      6.50%       6.91%          --        6.64%
                                         -------    -------     -------     --------    --------
Mortgage-backed securities:
  Federal National Mortgage
     Association.......................       39     22,318       6,131       51,850      80,338
  Federal Home Loan Mortgage
     Corporation.......................      165     10,530      10,080       58,035      78,810
  Government National Mortgage
     Association.......................       --         --         371       26,770      27,141
  Other................................    1,270        999       4,867       10,475      17,611
                                         -------    -------     -------     --------    --------
                                           1,474     33,847      21,449      147,130     203,900
                                         -------    -------     -------     --------    --------
Weighted average yield.................     6.03%      6.63%       6.61%        6.88%       6.81%
                                         -------    -------     -------     --------    --------
Total securities available-for-sale....  $13,056    $69,479     $26,237     $147,130    $255,902
                                         =======    =======     =======     ========    ========
Weighted average yield.................     6.85%      6.57%       6.66%        6.88%       6.77%
                                         =======    =======     =======     ========    ========

     Collateralized mortgage obligations of $132 million are included in mortgage-backed securities and have anticipated weighted average effective maturities of less than five years.

     In the third quarter of fiscal 1996 First Liberty undertook a portfolio investment strategy to address the need to proactively manage several situations. Among the primary situations was that the Federal Home Loan Bank of Atlanta ("FHLB") exercised their legislative authority to force redemption of the Company's FHLB stock in excess of required minimums. A forced redemption of FHLB stock would result in the liquidation of a deferred tax liability related to untaxed dividend income which would reduce future net interest income. Additionally, Liberty Bank sought to reduce interest rate risk due to declining interest rate environments.

     The portfolio investment strategy implemented during 1996 involved the purchase of $45 million in short term average life (one to two years) collateralized mortgage obligations funded with adjustable rate FHLB advances. (see "Borrowings")

DEPOSITS

     The following table sets forth the composition of deposits, excluding accrued interest payable and discounts on deposits acquired, by type of account and interest rate category at the dates indicated (dollars in thousands):

                                                              SEPTEMBER 30,
                                    -----------------------------------------------------------------
                                           1997                   1996                   1995
                                    -------------------    -------------------    -------------------
                                                 % OF                   % OF                   % OF
         TYPE OF ACCOUNT             AMOUNT      TOTAL      AMOUNT      TOTAL      AMOUNT      TOTAL
         ---------------            --------    -------    --------    -------    --------    -------
Total savings:
  Regular(1)......................  $ 49,315        5%     $ 56,421        6%     $ 59,513        7%
  Money market(2).................    76,143        8        94,260       11        90,513       11
                                    --------     ----      --------     ----      --------     ----
  Total savings...................   125,458       13       150,681       17       150,026       18
                                    --------     ----      --------     ----      --------     ----
Demand deposits:
  Consumer Interest-earning(3)....    86,603       10        91,061       11        86,106       11
  Non-interest-earning............    22,469        2        23,489        3        21,894        3
  Commercial......................    69,965        8        67,982        8        51,787        6
  Custodial accounts..............    12,663        1        12,969        1        11,344        1
                                    --------     ----      --------     ----      --------     ----
     Total demand deposits........   191,700       21       195,501       23       171,131       21
                                    --------     ----      --------     ----      --------     ----
Time deposits:
  1.00%-3.00%.....................       234       --           241       --           856       --
  3.01%-5.00%.....................    15,622        2        38,022        5        55,028        7
  5.01%-7.00%.....................   596,311       63       452,946       53       403,249       49
  7.01%-9.00%.....................    14,479        1        19,936        2        37,626        5
  9.01%-11.00%....................     1,518       --         1,457       --         1,944       --
                                    --------     ----      --------     ----      --------     ----
     Total time deposits..........   628,164       66       512,602       60       498,703       61
                                    --------     ----      --------     ----      --------     ----
     Total deposits...............  $945,322      100%     $858,784      100%     $819,860      100%
                                    ========     ====      ========     ====      ========     ====
Weighted average rate at year
  end.............................     4.57%                  4.40%                  4.57%
                                    ========               ========               ========
Contractual maturities of time
  deposits:
  Within 1 year...................  $437,311               $372,675               $286,065
  1 to 5 years....................   190,847                139,927                212,610
  Over 5 years....................         6                     --                     28
                                    --------               --------               --------
                                    $628,164               $512,602               $498,703
                                    ========               ========               ========

---------------
(1) The range of nominal interest rates were 2.00% to 3.25% at September 30, 1997 and September 30, 1996 and 2.50% to 3.50% at September 30, 1995.
(2) The range of nominal interest rates were 2.45% to 4.60% at September 30, 1997, 2.45% to 4.00% at September 30, 1996, and 2.45% to 3.75% at September
    30, 1995.
(3) The range of nominal interest rates were 1.75% to 3.15% at September 30, 1997, 1.75% to 3.25% at September 30, 1996 and 2.40% to 3.25% at September
    30, 1995.

     As of September 30, 1997 the amount and remaining term to maturity for time deposits in the amount of $100,000 or greater is as follows; approximately $43.2 million in three months or less, approximately $30.7 million in over three months through six months, approximately $40.0 million in over six months through twelve months, and approximately $28.0 million in over twelve months.

     Included in total deposits are accounts having balances in excess of $100,000 totalling approximately $155 million, $147 million and $118 million at September 30, 1997, 1996 and 1995, respectively.

     Certain deposits are collateralized by mortgage-backed and investment securities aggregating approximately $38.2 million and $26.7 million at September 30, 1997 and 1996, respectively.

     In the second quarter of fiscal 1996, First Liberty began a wholesale and brokered certificate of deposit program as part of their overall funding strategy. Since 1995 brokered deposits have grown to $17.4 million and wholesale deposits have grown to $103 million. These deposits represent 13% of total deposits. The wholesale and brokered program provides a source of funds that can be utilized as an attractive alternative to other borrowing lines and competitive deposit pricing.

BORROWINGS

     The following table sets forth the outstanding, maximum month-end and average balances of FHLB advances and other borrowings and the associated weighted average interest rates at the dates indicated (dollars in thousands).

                                                                      SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Outstanding balance, end of period.........................  $194,637    $184,660    $ 88,500
Maximum month end balance..................................   220,660     184,660     107,500
Average balance............................................   190,213     106,047      62,091
  Weighted average interest rate, end of period............      5.98%       5.45%       6.14%
  Weighted average interest rate, during the period........      5.58%       5.71%       6.07%

     Advances from the FHLB are collateralized by residential first mortgage loans and mortgage-backed and government agency securities with unpaid principal balances aggregating approximately $190 million, $195 million and $140 million at September 30, 1997, 1996 and 1995, respectively. At September 30, 1997, Liberty Bank was required to collateralize its advances with acceptable collateral with a lendable collateral value equal to 100% of advances outstanding. The lendable collateral value of the residential first mortgage loans and mortgage-backed securities pledged to the advances was 85% and 97% of their fair market value, respectively.

     During 1996 the FHLB of Atlanta imposed a maximum investment in its capital stock equal to $500,000 over the required minimum. During the quarter ended September 30, 1996, Liberty Bank increased its advances from the FHLB of Atlanta to avoid a forced redemption of its excess FHLB of Atlanta stock. (see "Investments and Mortgage-backed Securities")

LIQUIDITY AND CAPITAL RESOURCES

     First Liberty's primary sources of funds are deposits, loan repayments, sales and maturities of securities, loan sales, repurchase agreements, advances from the FHLB of Atlanta and various other borrowings. Deposits provide a source of funds that are highly dependent on market and other conditions, while loan repayments are a relatively stable source of funds.

     The liquidity of First Liberty's operation is measured by the ratio of cash and short-term investments (as defined by federal regulations) to the sum of withdrawable deposits and borrowings maturing within one year. As of September 30, 1997, the minimum liquidity ratio was at least 5%. Federal regulations currently require institutions to maintain a liquidity ratio of at least 4%. Liberty Bank met its liquidity requirement at September 30, 1997.

     The Office of Thrift Supervision ("OTS") capital regulations include a core capital requirement, a tangible capital requirement and a risk-based capital requirement. Subject to certain exceptions, each of these capital standards must be no less stringent than the capital standards applicable to national banks, although the risk-based capital requirement for savings institutions may deviate from the risk-based capital standards applicable to national banks to reflect interest rate risk or other risks if the deviations in the aggregate do not result in materially lower levels of capital being required of savings institutions than would be required of national banks.

     The following table reflects Liberty Bank's compliance with its regulatory capital requirements at September 30, 1997 (dollars in thousands):

                                       ACTUAL                 REQUIRED               EXCESS
                                ---------------------    ------------------    ------------------
                                 AMOUNT         %        AMOUNT        %       AMOUNT        %
                                --------    ---------    -------    -------    -------    -------
Core capital..................  $ 92,523       7.34      $37,833     3.00      $54,690     4.34
Tangible capital..............    91,178       7.24       18,896     1.50       72,282     5.74
Risk-based capital............   102,944      11.21       73,452     8.00       29,492     3.21

     The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes five classifications for institutions based upon the capital requirements. Each appropriate federal banking agency, such as the OTS for Liberty Bank, must establish by regulation the parameters of each such classification. Based on final regulations promulgated by the OTS, Liberty Bank is considered well capitalized. Failure to maintain that status could result in greater regulatory oversight or restrictions on Liberty Bank's activities.

     Liberty Bank is prohibited from declaring or paying cash dividends on its common stock if the payment thereof would cause a reduction in its regulatory capital below either the liquidation account or the capital requirements set by the OTS or, without the prior approval of the OTS, if the amount of dividends to be paid in any year would exceed 50% of its net income for the fiscal year in which the dividend is declared (except that permitted dividends may be deferred and paid in a subsequent year). No dividends were declared during fiscal 1997 and 1996. During fiscal 1995 Liberty Bank declared and paid dividends to First Liberty in the amounts of $6.3 million and $3.2 million, respectively. Liberty Bank paid dividends in the amount of $3.6 million to First Liberty during fiscal 1996.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which sets forth new rules concerning the calculation and presentation of earnings per share information in financial statements. SFAS No. 128 replaces primary earnings per share with basic earnings per share which excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. SFAS No. 128 replaces fully diluted earnings per share with diluted earnings per share which reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised. SFAS No. 128 is required for financial statements issued after December 15, 1997. Earlier adoption is prohibited.

     In February 1997, FASB issued SFAS No. 129 "Disclosure of Information About Capital Structure" which consolidates the existing requirement to disclose certain information about and entity's capital structure and is not expected to change the Company's current capital structure disclosures. SFAS No. 129 is required for financial statements issued after December 15, 1997.

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" which establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The purpose of reporting comprehensive income is to present a measure of all changes in equity that result from recognized transactions and other economic events of the period other than investments by owner and distributions to owners. The FASB believes that SFAS No. 130 should help investors, creditors and others in assessing a company's activities and the timing and magnitude of its future cash flows. For the Company, the primary difference between net income and comprehensive income is the change in unrealized gains and losses on securities available-for-sale. SFAS No. 130 is not expected to have a materially adverse impact on the consolidated financial position of the Company and is effective for years beginning after December 15, 1997.

     Also in June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which establishes new standards for public companies to report information about operating segments in annual financial statements and also requires that those companies report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

Management has not yet determined the impact of SFAS No. 131 on the Company's future disclosures. SFAS No. 131 is required for financial statements issued after December 15, 1997.

     In December 1996, the FASB issued SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of FASB No. 125." SFAS No. 127 defers until January 1, 1998, certain provisions of SFAS No. 125.

YEAR 2000

     The Company has adopted a plan to ensure a smooth transition of the systems, products and vendors which First Liberty relies on into the twentieth century. Additionally, Liberty Bank will work with its loan customers to monitor potential credit exposure which might result from a lack of their systems' readiness for Year 2000.

     Substantially all of First Liberty's software systems are licensed from outside vendors. First Liberty's primary exposure emanates from the ability of its technology vendors to implement the necessary changes for Year 2000 compliance. The Company has received commitments from its major vendors to provide the required systems modifications to ensure compliance and management believes those commitments will be met.

     Many systems and some hardware will need to be modified or replaced for Year 2000 compliance. To the extent possible, those changes will be incorporated into the normal replacement or upgrade of hardware and systems.

     Management believes it will be successful in the achievement of its plans and does not believe that the execution of the plan will have a material adverse effect on future operating results.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  A-21
Consolidated Statements of Financial Condition as of
  September 30, 1997 and 1996...............................  A-22
Consolidated Statements of Income for each of the three
  years in the period ended September 30, 1997..............  A-23
Consolidated Statements of Stockholders' Equity for each of
  the three years in the period ended September 30, 1997....  A-25
Consolidated Statements of Cash Flows for each of the three
  years in the period ended September 30, 1997..............  A-26
Notes to Consolidated Financial Statements..................  A-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
First Liberty Financial Corp.

     We have audited the accompanying consolidated statements of financial condition of First Liberty Financial Corp. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Liberty Financial Corp. and Subsidiaries as of September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 6 to the consolidated financial statements, the Company changed its method of accounting for impaired loans and mortgage servicing rights in 1996.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia
November 6, 1997

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
                                        ASSETS
Cash and due from banks.....................................  $   31,197    $   40,015
Federal funds sold and repurchase agreements................      20,237        33,137
Securities available-for-sale, at market value..............     255,902       232,858
Loans available-for-sale, net, at market value..............      29,560        26,906
Loans, net..................................................     864,044       786,729
Accrued interest receivable.................................       8,534         8,723
Premises and equipment, net.................................      24,789        23,416
Real estate, net............................................       2,639         3,060
Intangible assets...........................................       9,098        10,211
Mortgage servicing rights...................................       6,571         6,132
Advances to attorneys for loans originated..................       8,106         1,729
Deferred federal income taxes...............................         318           945
Other assets................................................       8,142         6,606
                                                              ----------    ----------
          Total assets......................................  $1,269,137    $1,180,467
                                                              ==========    ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand................................  $   92,884    $   89,242
  Interest-bearing demand...................................      98,816       106,259
  Savings...................................................     125,458       150,681
  Time......................................................     628,164       512,602
                                                              ----------    ----------
     Total deposits.........................................     945,322       858,784
Notes payable and other borrowed money......................     194,637       184,660
Subordinated debentures.....................................          --        12,155
Securities sold under agreements to repurchase..............      19,815        16,644
Checks payable on loans originated..........................       1,709         4,450
Other liabilities...........................................      13,740        17,317
                                                              ----------    ----------
          Total liabilities.................................   1,175,223     1,094,010
                                                              ----------    ----------
Commitments and contingencies...............................          --            --
Stockholders' equity:
  Series B, 6.00% Cumulative Convertible Preferred stock
     ($25.00 stated value, 302,580 shares authorized, issued
     and outstanding in 1996)...............................          --         7,564
  Common stock ($1.00 par value, 37,500,000 shares
     authorized, 7,763,972 and 7,144,216 shares issued,
     respectively, and 7,730,462 and 7,110,706 shares
     outstanding, respectively).............................       7,764         7,145
  Additional paid-in capital................................      38,505        31,091
  Retained earnings.........................................      46,752        40,994
  Net unrealized gain(loss) on securities
     available-for-sale, net of taxes.......................       1,162           (68)
  Treasury stock at cost (33,510 shares)....................        (269)         (269)
                                                              ----------    ----------
     Total stockholders' equity.............................      93,914        86,457
                                                              ----------    ----------
          Total liabilities and stockholders' equity........  $1,269,137    $1,180,467
                                                              ==========    ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEARS ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
Interest Income:
  Loans.....................................................  $79,125    $68,860    $56,489
  Securities................................................   16,532     14,606     13,121
  Federal funds sold and repurchase agreements..............    1,190        853        731
                                                              -------    -------    -------
          Total interest income.............................   96,847     84,319     70,341
                                                              -------    -------    -------
Interest Expense:
  Deposits..................................................   39,321     37,109     31,201
  Short-term borrowings.....................................    6,548      6,118      3,797
  Long-term borrowings......................................    6,974      2,823      2,781
                                                              -------    -------    -------
     Total interest expense.................................   52,843     46,050     37,779
                                                              -------    -------    -------
     Net interest income....................................   44,004     38,269     32,562
  Provision for estimated losses on loans...................    6,317      3,106      2,365
                                                              -------    -------    -------
     Net interest income after provision for estimated
       losses on loans......................................   37,687     35,163     30,197
                                                              -------    -------    -------
Noninterest Income:
  Loan servicing fees.......................................    2,310      2,445      2,398
  Gain (loss) on sale of investment securities..............      118        (16)       (30)
  Gain (loss) on sale of loans and mortgage-backed
     securities.............................................    1,756      1,770       (207)
  Gain on sale of servicing.................................    1,397        790      2,353
  Deposit account service charges...........................    6,132      4,956      3,932
  Other income..............................................    1,818      1,379      1,425
                                                              -------    -------    -------
          Total noninterest income..........................   13,531     11,324      9,871
                                                              -------    -------    -------
                                                               51,218     46,487     40,068
                                                              -------    -------    -------
Noninterest Expense:
  Compensation, taxes and benefits..........................   18,304     15,653     13,606
  Occupancy and equipment...................................    3,685      3,824      3,299
  Advertising...............................................    1,440        942        892
  Professional fees.........................................    1,419      1,002        821
  Data processing...........................................    1,193        829        718
  Federal deposit insurance premiums........................      754      5,013      1,845
  Amortization of intangible assets.........................    1,113      1,113        729
  Net cost of operation of other real estate................      454        325        549
  Other expenses............................................    5,957      4,492      4,669
                                                              -------    -------    -------
          Total noninterest expense.........................   34,319     33,193     27,128
                                                              -------    -------    -------

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                                      YEARS ENDED SEPTEMBER 30,
                                                            ---------------------------------------------
                                                               1997             1996             1995
                                                            -----------      -----------      -----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Income before income tax expense........................         16,899           13,294           12,940
                                                                -------          -------          -------
Income Tax Expense(Benefit):
  Current...............................................          6,008            6,330            4,000
  Deferred..............................................           (819)          (1,956)            (405)
                                                                -------          -------          -------
                                                                  5,189            4,374            3,595
                                                                -------          -------          -------
Income before extraordinary loss........................         11,710            8,920            9,345
Extraordinary loss on extinguishment of debt (net of
  related income tax benefit of $1,514).................          2,811               --               --
                                                                -------          -------          -------
  Net income............................................          8,899            8,920            9,345
Dividends on preferred stock............................            113              454              864
                                                                -------          -------          -------
  Net income applicable to common stockholders..........        $ 8,786          $ 8,466          $ 8,481
                                                                =======          =======          =======
Earnings Per Common Share:
  Income before extraordinary loss:
     Primary............................................        $  1.53          $  1.19          $  1.44
     Fully diluted......................................        $  1.50          $  1.16          $  1.27
  Extraordinary loss on extinguishment of debt, net of
     related income tax:
     Primary............................................        $  (.37)              --               --
     Fully diluted......................................        $  (.36)              --               --
  Net income:
     Primary............................................        $  1.16          $  1.19          $  1.44
     Fully diluted......................................        $  1.14          $  1.16          $  1.27
Dividends Per Common Share:.............................        $   .40          $   .29          $   .26
  Average Number of Shares Outstanding:
     Primary............................................      7,584,594        7,097,136        5,883,811
     Fully diluted......................................      7,823,385        7,713,444        7,348,102

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONAL              NET UNREALIZED                   TOTAL
                                          PREFERRED   COMMON    PAID-IN     RETAINED    GAIN(LOSS) ON    TREASURY   STOCKHOLDERS'
                                            STOCK     STOCK     CAPITAL     EARNINGS     SECURITIES       STOCK        EQUITY
                                          ---------   ------   ----------   --------   ---------------   --------   -------------
Balances at September 30, 1994..........   $11,500    $5,587    $20,168     $28,489        $(1,309)       $(269)       $64,166
Series B, 6.00% Cumulative Convertible
  Preferred stock issued --
  $25.00 stated value -- 302,580
    shares..............................     7,564        --       (545)         --             --           --          7,019
Series A, 7.75% Cumulative Convertible
  Preferred stock dividends declared,
  $1.45 per share.......................        --        --         --        (669)            --           --           (669)
Series B, 6.00% Cumulative Convertible
  Preferred stock dividends declared,
  $0.64 per share.......................        --        --         --        (195)            --           --           (195)
Common stock dividends declared, $0.26
  per share.............................        --        --         --      (1,597)            --           --         (1,597)
Conversion of 457,463 shares of Series
  A, 7.75% Cumulative Convertible
  Preferred stock into 1,372,389 shares
  of Common stock, and 2,537 shares
  redeemed for $26.20 per share.........   (11,500)    1,371     10,519        (456)            --           --            (66)
Common stock issued for exercise of
  stock options -- 55,500 shares........        --        56        193         (19)            --           --            230
Net unrealized gain on securities
  available-for-sale, net of taxes......        --        --         --          --          1,814           --          1,814
Net income..............................        --        --         --       9,345             --           --          9,345
                                           -------    ------    -------     -------        -------        -----        -------
Balances at September 30, 1995..........     7,564     7,014     30,335      34,898            505         (269)        80,047
Series B, 6.00% Cumulative Convertible
  Preferred stock dividends declared,
  $1.50 per share.......................        --        --         --        (454)            --           --           (454)
Common stock dividends declared, $0.29
  per share.............................        --        --         --      (2,106)            --           --         (2,106)
Conversion of $602,000 in 8.25%
  Convertible Debentures into 55,261
  shares of Common stock................        --        55        536          (2)            --           --            589
Common stock issued for exercise of
  stock options -- 74,400 shares........        --        75        220         (25)            --           --            270
Dividends paid for fractional shares in
  three-for-two stock split effective
  October 1, 1996.......................        --        --         --          (2)            --           --             (2)
Net unrealized loss on securities
  available-for-sale, net of taxes......        --        --         --          --           (573)          --           (573)
Adjustment for difference in year ends
  relating to Middle Georgia Bank
  pooling...............................                                       (235)                                      (235)
Net income..............................        --        --         --       8,920             --           --          8,920
                                           -------    ------    -------     -------        -------        -----        -------
Balances at September 30, 1996..........     7,564     7,144     31,091      40,994            (68)        (269)        86,456
Series B, 6.00% Cumulative Convertible
  Preferred stock dividends declared,
  $0.75 per share.......................        --        --         --        (113)            --           --           (113)
Common stock dividends declared, $0.40
  per share.............................        --        --         --      (3,028)            --           --         (3,028)
Conversion of 301,171 shares of Series
  B, 6.00% Cumulative Convertible
  Preferred stock into 537,220 shares of
  Common stock, and 1,409 shares
  redeemed for $27.00 per share.........    (7,564)      537      6,988          --             --           --            (39)
Conversion of $30,000 in 8.25%
  Convertible Debentures into 2,754
  shares of Common stock................        --         3         27          --             --           --             30
Common stock issued for exercise of
  stock options -- 81,600 shares........        --        82        345          --             --           --            427
Shares cancelled........................        --        (2)        (6)         --             --           --             (8)
Nonqualified stock options exercised....        --        --         60          --             --           --             60
Net unrealized gain on securities
  available-for-sale, net of taxes......        --        --         --          --          1,230           --          1,230
Net income..............................        --        --         --       8,899             --           --          8,899
                                           -------    ------    -------     -------        -------        -----        -------
Balances at September 30, 1997..........   $    --    $7,764    $38,505     $46,752        $ 1,162        $(269)       $93,914
                                           =======    ======    =======     =======        =======        =====        =======

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED SEPTEMBER 30,
                                                           ----------------------------------
                                                             1997         1996         1995
                                                           ---------    ---------    --------
                                                                 (DOLLARS IN THOUSANDS)
Operating Activities:
  Cash flows from operating activities:
     Net income..........................................  $   8,899    $   8,920    $  9,345
     Loss on extinguishment of debt......................      4,324           --          --
     Adjustments to reconcile net income to cash used in
       operations:
       Depreciation......................................      1,892        2,064       1,846
       Deferred income tax benefit.......................       (819)      (1,956)       (405)
       Amortization of loan fees (costs), net............        152          113        (623)
       Provision for estimated losses on loans and real
          estate.........................................      6,713        3,616       3,051
       Amortization of intangibles.......................      1,113        1,113         729
       Dividends received on stock.......................       (241)        (272)       (254)
       Loss(gain) on sales of loans, and securities......     (1,874)      (1,754)        237
     Loans available-for-sale:
       Disbursements.....................................   (100,988)    (140,618)    (57,020)
       Purchases.........................................   (172,097)    (228,087)    (69,590)
       Sales.............................................    271,954      365,341     113,053
       Repayments........................................        372          600         791
     Decrease(increase) in accrued interest receivable...        189         (965)     (1,753)
     Increase(decrease) in accrued interest payable......        (63)         (47)        326
     Other, net..........................................     (9,231)      (4,377)      9,008
                                                           ---------    ---------    --------
          Total adjustments..............................     (2,928)      (5,229)       (604)
                                                           ---------    ---------    --------
          Net cash provided by operating activities......     10,295        3,691       8,741
                                                           ---------    ---------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                                YEARS ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
Investing Activities:
  Cash flows from investing activities:
     Net decrease(increase) in fed funds sold and
       repurchase agreements...............................    12,900      (7,975)    (17,087)
     Investment securities available-for-sale:
       Purchases...........................................   (50,957)     (9,226)    (37,436)
       Sales...............................................    12,125       5,520      45,312
       Maturities..........................................    35,402      14,299       7,176
     Mortgage-backed securities available-for-sale:
       Purchases...........................................   (74,724)    (77,187)    (64,450)
       Sales...............................................       456       2,763      19,478
       Principal repayments................................    56,494      37,652      23,041
     Net increase in loans.................................   (79,689)   (103,848)    (79,796)
     Purchases of premises and equipment...................    (3,323)     (1,911)     (1,614)
     Proceeds from sales of real estate....................     1,048       3,921       2,170
     Net decrease(increase) in advances to attorneys for
       loans originated....................................    (6,377)      1,491      (1,956)
     Cash received in acquisitions, net....................        --          --      86,220
                                                             --------    --------    --------
     Net cash used in investing activities.................   (96,645)   (134,501)    (18,942)
                                                             --------    --------    --------
Financing Activities:
  Cash flows from financing activities:
     Net increase(decrease) in deposits....................    86,458      38,778     (23,318)
  Notes payable & other borrowed money:
       Proceeds............................................   367,449     605,762     380,000
       Repayments..........................................  (357,472)   (509,675)   (342,473)
     Net increase in securities sold under agreements to
       repurchase..........................................     3,171      12,329       2,655
     Net increase(decrease) in checks payable on loans
       originated..........................................    (2,741)     (2,669)      3,295

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                                YEARS ENDED SEPTEMBER 30,
                                                            ---------------------------------
                                                              1997        1996        1995
                                                            --------    --------    ---------
                                                                 (DOLLARS IN THOUSANDS)
  Redemption of subordinated debentures...................   (16,707)         --           --
  Redemption of preferred stock...........................       (38)         --          (66)
  Issuance of common stock................................       419         270          230
  Dividends paid on stock.................................    (3,007)     (2,505)      (1,880)
                                                            --------    --------    ---------
  Net cash provided by financing activities...............    77,532     142,290       18,443
                                                            --------    --------    ---------
  Net increase(decrease) in cash and due from banks.......    (8,818)     11,480        8,242
  Cash and due from banks beginning of period.............    40,015      28,535       20,293
                                                            --------    --------    ---------
  Cash and due from banks end of period...................  $ 31,197    $ 40,015    $  28,535
                                                            ========    ========    =========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
     Interest.............................................  $ 52,906    $ 46,097    $  37,454
     Income taxes.........................................     5,735       5,687        3,300
Noncash Investing and Financing Activities:
  Real estate foreclosed..................................  $  1,803    $  2,524    $   1,801
  Financing of sales of foreclosed real estate............       733         350        3,678
  Dividends declared but not paid on preferred stock......        --         114           66
  Dividends declared but not paid on common stock.........       772         524          515
Acquisitions:
  Fair value of assets acquired...........................        --          --    $(113,176)
  Fair value of liabilities assumed.......................        --          --      199,396
                                                                                    ---------
  Net cash received.......................................        --          --    $  86,220
                                                                                    =========

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     First Liberty Financial Corp. ("First Liberty") is a savings and loan holding company which owns and operates First Liberty Bank ("Liberty Bank") and its wholly-owned subsidiaries, Liberty Mortgage Corporation ("Liberty Mortgage") and NewSouth Financial Services, Inc. ("NewSouth"). Liberty Bank operates as a system of community banks throughout Georgia. Liberty Mortgage originates first mortgage loans throughout Georgia and the southeastern states.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of First Liberty and its wholly-owned subsidiaries, Liberty Bank, Liberty Mortgage and NewSouth (collectively known as "the Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due From Banks."

DEBT AND EQUITY SECURITIES

     Held-to-maturity securities are debt and equity securities that the Company has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at amortized cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

     Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     Debt and equity securities that are not classified as either held-to-maturity securities or trading securities are classified as available-for-sale and represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to interest rates, change in prepayment risk, the need to increase regulatory capital or other similar factors. Available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity until realized. This amount is reported net of income taxes. As of September 30, 1997 and 1996, the Company's entire portfolio of debt and equity securities was classified as available-for-sale.

     Gains or losses on sales of securities are determined based upon the specific identification method.

LOANS AVAILABLE-FOR-SALE

     Loans available for sale are stated at the lower of cost or market and gains and losses on sales of first mortgage loans are recognized at the time of sale. Gains and losses are determined as the difference between the net sales proceeds (including fees paid to the Company to release servicing rights) and the book value of the loans or securities sold, as adjusted by the estimated present value associated with excess or deficient servicing fees. The present value of excess and deficient servicing fees is amortized on the level-yield method over the estimated lives of the related loans.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

LOANS

     Loans are generally recorded at the contractual amounts owed by borrowers, less unearned discounts, deferred origination fees, the undisbursed portion of any loans in process, and the allowance for loan losses. Interest on loans is credited to income as earned to the extent it is deemed collectible. Discounts on loans purchased are accreted into interest income using the level-yield method over the contractual lives of the loans, adjusted for actual prepayments.

     Loans which are delinquent 90 days (four payments) or over generally are placed on non-accrual status unless the collectibility of principal and accrued interest is assured beyond a reasonable doubt. In some cases, loans less than 90 days (four payments) delinquent are placed on non-accrual where material uncertainty exists as to their collectibility. When loans are placed on non-accrual, all previously accrued interest is charged against interest income and further accruals are discontinued, unless a part of the previously accrued interest is considered collectible beyond a reasonable doubt. In such cases, the amount of accrued interest considered collectible is not charged off.

ALLOWANCE FOR ESTIMATED LOAN LOSSES

     On October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures, an Amendment of SFAS No. 114". Under these new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.

     The Company uses several factors in determining if a loan is impaired under SFAS No. 114. Quarterly asset classification procedures generally include a review of significant loans and lending data, including loan payment status and borrowers' financial data and operation factors, such as cash flows and operating income or loss. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate of the loan, except that collateral dependent loans are measured for impairment at the fair value of the collateral. The adoption of SFAS No. 114 resulted in no additional provision for loan losses at October 1, 1995.

     The allowance for estimated loan losses is established and maintained through a periodic review and evaluation of various factors which affect the loans' collectibility and results in provisions for loan losses which are charged to expense. Numerous factors are considered in the evaluation including:
(1) a review of certain borrowers' current financial status, credit standing, and available collateral; (2) historical loan loss experience in relation to outstanding loans; (3) the diversification and size of the loan portfolio; (4) the results of the most recent regulatory examinations available to the Company;
(5) the overall loan portfolio quality; (6) management's judgement regarding prevailing and anticipated economic conditions; and (7) other relevant factors.

MORTGAGE SERVICING RIGHTS

     On January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 supersedes, but generally retains, the requirements of SFAS No. 122, "Accounting for Mortgage Servicing Rights", which the Company adopted on October 1, 1995. Both Statements require the recognition of originated and purchased mortgage servicing rights ("MSRs") as assets by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair value. In addition, SFAS No. 125 eliminates the distinction between normal and excess servicing to the extent the servicing fee does not exceed that specified in the contract. The adoption of

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

SFAS No. 125 did not have a material impact on the Company's financial position or results of operations for the year ended September 30, 1997.

     Amortization of MSRs is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Projected net servicing income is in turn determined on the basis of the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market forecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate stratification and recent prepayment experience.

     SFAS No. 125 also requires that all MSRs be evaluated for impairment based on the excess of the carrying amount of the MSRs over their fair value. Fair values of servicing rights are determined by estimating the present value of future net servicing income considering the average interest rate and the average remaining lives of the related loans being serviced. Periodically, the Company uses an independent party to evaluate the present values of its portfolio of mortgage servicing. This evaluation is principally determined using discounted cash flows of disaggregated groups of mortgage servicing rights.

LOAN FEES AND ORIGINATION COSTS

     Loan origination fees, commitment fees, and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loans' yields using the level-yield method. Calculation of the level-yield is based upon weighted average contractual payment terms which are adjusted for actual prepayments.

FINANCIAL OPTIONS AND COMMITMENTS TRANSACTIONS

     Fees paid to purchase rights to sell loans at future dates at specified prices ("options") and commitment fees paid to secure markets to sell first mortgage loans are deferred and amortized over the term of the commitment. Upon determination that commitments will not be utilized, the related fees are charged to expense.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     The Company enters into sales of securities under agreements to repurchase identical or substantially similar securities in the future ("repurchase agreements"). Obligations under repurchase agreements are reflected as liabilities and securities sold continue to be reflected as assets in the financial statements. All repurchase agreements mature within one year. The Company's policy for requiring collateral for repurchase agreements states that borrowings will be limited by available collateral and that the Company will only transact with Brokers/Dealers authorized by the borrowed funds policy within established credit exposure guidelines.

PREMISES AND EQUIPMENT

     Premises and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets (33 to 40 years for buildings and 3 to 10 years for equipment). Expenditures for maintenance and repairs are charged against earnings as incurred. Costs of major additions and improvements are capitalized. Upon disposition or retirement of property, the cost and the related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in current income.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

REAL ESTATE

     Real estate is carried at the lower of fair value less estimated selling costs or cost. Any write-down from the cost to fair value required at the time of foreclosure is charged to the allowance for estimated loan losses. Subsequent write-downs and gains or losses recognized on the sale of real estate are included in non-interest income or expense.

INTANGIBLE ASSETS

     Intangible assets are stated at cost less accumulated amortization and are amortized over periods ranging from 10 to 25 years on the straight-line basis. The recoverability of the intangible assets are reviewed periodically to determine if adjustments to carrying value or amortization periods are necessary. Accumulated amortization as of September 30, 1997 and 1996 was $5.7 million and $4.6 million, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. These fair values are provided for disclosure purposes only, and do not impact carrying values of financial statement amounts.

     Cash, Due From Banks and Federal Funds Sold and Repurchase Agreements. The carrying amount reported in the balance sheet for cash, due from banks and federal funds sold approximates those assets' fair values.

     Investment Securities (Including Mortgage-backed Securities). Fair values for investment securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans Receivable. For variable-rate loans held-for-investment, fair values are based on carrying values. The fair values for loans available-for-sale are based on quoted market prices of similar loans sold including the value of servicing rights. The fair values for all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     Mortgage Servicing Rights and Excess Servicing Fees. The fair value is estimated by discounting future cash flows from servicing fees using discount rates that approximate current market rates.

     Deposit Liabilities. The fair values disclosed for deposits (i.e., interest and non-interest checking), regular savings, and money market accounts are equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated monthly maturities on time deposits.

     Short-term Borrowings. The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

     Long-term Borrowings. The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing agreements.

     Subordinated Debt. The fair values of Liberty Bank's subordinated debt was based on the optional redemption price of 102.0% at September 30, 1996.

     Off-balance-sheet Instruments. Liberty Bank has commitments to extend standby letters of credit and to purchase and sell loans and mortgage-backed securities. These types of credit are made at market rates;

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES therefore, there would be no market risk associated with these credits which would create a significant fair value liability.

     Liberty Mortgage has commitments to originate loans for borrowers as well as commitments to sell loans to investors. The fair value of commitments to originate loans, on which a rate commitment has been made, is based on current market value. On commitments to originate loans, where no rate commitments have been made, fair value equals carrying amount. The fair value of mandatory commitments to sell loans is based on current market values. The fair value of optional commitments to sell loans is based on carrying value. The carrying value of optional commitments to sell loans equals the net notional amount of optional commitments to sell and of optional commitments to buy loans or mortgage-backed securities.

STOCK-BASED COMPENSATION

     Effective October 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation. SFAS No. 123 allows for the continued use of the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company continues to account for stock-based compensation under the provisions of Opinion No. 25.

ADVERTISING

     Advertising costs are expensed as incurred.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Deferred tax balances are regularly adjusted through the consolidated statements of income to reflect current estimates of future taxes payable or refundable. First Liberty files a consolidated income tax return; however, income taxes are computed by each subsidiary on a separate basis, and taxes currently payable are remitted to First Liberty.

EARNINGS PER COMMON SHARE

     Earnings per share are computed on the weighted average number of shares outstanding including common stock equivalents, if dilutive. For computing primary earnings per share, stock options exercisable at a price less than average market price during the period are considered common stock equivalents. Fully diluted earnings per share assumes: (i) the conversion, if dilutive, of all convertible debt as of the beginning of the year (or date of issue), with the elimination of the related interest expense net of applicable income taxes,
(ii) the exercise of all stock options below the market price at September 30 or the average market price for the year, and (iii) the conversion, if dilutive, of all convertible preferred stock as of the beginning of the year (or date of issue), with the elimination of dividends declared.

RECLASSIFICATIONS AND RESTATEMENTS

     Certain reclassifications have been made to the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

     All financial information has been retroactively restated to reflect the Middle Georgia Bank ("MGB") merger which closed November 15, 1996 and was accounted for utilizing the pooling-of-interests method of accounting.

     All references to number of shares, per share amounts, stock option data and market prices have been restated to give retroactive effect to the three-for-two stock split in the form of a stock dividend effective on October 1, 1996.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 "Earnings Per Share" which sets forth new rules concerning the calculation and presentation of earnings per share information in financial statements. SFAS No. 128 replaces primary earnings per share with basic earnings per share which excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. SFAS No. 128 replaces fully diluted earnings per share with diluted earnings per share which reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised. SFAS No. 128 is required for financial statements issued after December 15, 1997. Earlier adoption is prohibited. The following presents earnings per share for the years ended September 30, 1997, 1996 and 1995 if SFAS No. 128 had been in effect:

                                                           SEPTEMBER 30,
                                                      -----------------------
                                                      1997     1996     1995
                                                      -----    -----    -----
Basic earnings per share............................  $1.17    $1.21    $1.46
Diluted earnings per share..........................  $1.14    $1.16    $1.27

     In February 1997, FASB issued SFAS No. 129 "Disclosure of Information About Capital Structure" which consolidates the existing requirement to disclose certain information about and entity's capital structure and is not expected to change the Company's current capital structure disclosures. SFAS No. 129 is required for financial statements issued after December 15, 1997.

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" which establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The purpose of reporting comprehensive income is to present a measure of all changes in equity that result from recognized transactions and other economic events of the period other than investments by owner and distributions to owners. The FASB believes that SFAS No. 130 should help investors, creditors and others in assessing a company's activities and the timing and magnitude of its future cash flows. For the Company, the primary difference between net income and comprehensive income is the change in unrealized gains and losses on securities available-for-sale. SFAS No. 130 is not expected to have a materially adverse impact on the consolidated financial position of the Company and is effective for years beginning after December 15, 1997.

     Also in June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which establishes new standards for public companies to report information about operating segments in annual financial statements and also requires that those companies report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Management has not yet determined the impact of SFAS No. 131 on the Company's future disclosures. SFAS No. 131 is required for financial statements issued after December 15, 1997.

     In December 1996, the FASB issued SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of FASB No. 125". SFAS No. 127 defers until January 1, 1998, certain provisions of SFAS No. 125.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

3.  ACQUISITIONS

     On November 15, 1996, the Company acquired by merger MGB. On the merger date MGB had total assets of approximately $129 million, total liabilities of $119 million and total stockholders' equity of $10.1 million. This business combination has been accounted for utilizing the pooling-of-interests method of accounting. The following table shows the pro forma effect of the above transaction on results of operations for the periods prior to the combination. The results listed are not necessarily indicative of future operations and they exclude the pro forma effects of prior year acquisitions accounted for under the purchase method (dollars in thousands).

                                                             SEPTEMBER 30,
                                                           ------------------
                                                            1996       1995
                                                           -------    -------
Total Revenue:
  First Liberty..........................................  $85,189    $70,275
  MGB....................................................   10,454      9,937
                                                           -------    -------
     Combined............................................  $95,643    $80,212
                                                           =======    =======
Net Income:
  First Liberty..........................................  $ 7,770    $ 8,071
  MGB....................................................    1,150      1,274
                                                           -------    -------
     Combined............................................  $ 8,920    $ 9,345
                                                           =======    =======
Earnings Per Common Share:
  First Liberty
     Primary.............................................  $  1.21    $  1.48
     Fully diluted.......................................     1.17       1.29
  MGB
     Primary.............................................     5.75       6.37
     Fully diluted.......................................     5.75       6.37
  Combined
     Primary.............................................     1.19       1.44
     Fully diluted.......................................     1.16       1.27

     In September 1995, the Company acquired by merger Tifton Banks, Inc. ("Tifton") of Tifton, Georgia, and its subsidiary, Tifton Bank & Trust Company ("Tifton Bank"). Tifton Bank, on the date of acquisition, held the following approximate balances: loans of $42 million, cash and investments of $21 million, premises and equipment of $1 million and deposits of $45 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     In March 1995, the Company acquired three banking offices located in Sylvania, Vidalia and Waycross, Georgia from a commercial bank. Total assets acquired were approximately $3 million and total cash received and deposits assumed were approximately $95 million. Intangible assets resulting from the acquisition were approximately $4 million.

     In December 1994, the Company acquired by merger Central Banking Company ("CBC") of Swainsboro, Georgia, and its subsidiary, The Central Bank ("The Central Bank"). Central Bank on the date of acquisition, held the following approximate balances: loans of $21 million, cash and investments of $34 million, premises and equipment of $1 million and deposits of $52 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The financial institutions acquired prior to 1996 were accounted for as purchases and accordingly, income and expenses of such institutions are included in the consolidated statements of the Company from the date of acquisition.

     The following table presents unaudited proforma results of operations for the year ended September 30, 1995, after giving effect to the amortization of intangibles and other proforma adjustments, as if the purchase acquisitions previously discussed had occurred at the beginning of the 1995 period. The proforma adjustments do not include any operating efficiencies which have been realized in the combined operations. Accordingly, the proforma summary information does not necessarily reflect the results of operations as they actually would have been, if the acquisitions had occurred at the beginning of the year presented (dollars and shares outstanding in thousands).

                                                               (UNAUDITED)
                                                              SEPTEMBER 30,
                                                                  1995
                                                              -------------
Net interest income before provision for estimated losses on
  loans.....................................................     $35,556
Net income..................................................       9,583
Earnings Per Common Share:
  Primary...................................................     $  1.41
  Fully diluted.............................................        1.25
Average Shares Outstanding:
  Primary...................................................       5,885
  Fully diluted.............................................       7,658

4.  SECURITIES AVAILABLE-FOR-SALE

     Investment and mortgage-backed securities available-for-sale are summarized as follows (dollars in thousands):

                                                            SEPTEMBER 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
INVESTMENT SECURITIES:
  U.S. government agencies.............................  $ 40,920    $ 21,126
  Investment grade corporate equity securities.........       345       5,000
  Federal Home Loan Bank of Atlanta stock..............     9,733       9,733
  State, county and municipal..........................        --       5,951
  Certificates of deposit..............................       891       5,795
  Other................................................       113         157
MORTGAGE-BACKED SECURITIES:
  Federal National Mortgage Association................    80,338      82,075
  Federal Home Loan Mortgage Corporation...............    78,810      84,779
  Government National Mortgage Corporation.............    27,141       4,495
  Other................................................    17,611      13,747
                                                         --------    --------
                                                         $255,902    $232,858
                                                         ========    ========

     Mortgage-backed securities at September 30, 1997 and 1996 included $132 million and $128 million, respectively, of investments collateralized by mortgage obligations and mortgage pass-through securities. Liberty Bank does not invest in collateralized mortgage obligations which are considered "high risk" as defined by the Federal Financial Institutions Examination Council guidelines.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     At September 30, 1997 and 1996, all mortgage-backed securities were available-for-sale. Adjustable rate pass-through securities are subject to interest rate adjustments indexed to the one year or three year constant maturity treasury, the one to six month London Inter-Bank Offered Rate, or the 11th District Cost of Funds Index.

     At September 30, 1997, the Company had no open futures contracts or option contracts as interest rate hedges related to investment or mortgage-backed securities.

     The amortized cost and estimated market value of all investments in debt and equity securities are summarized as follows (dollars in thousands):

                                                                 GROSS         GROSS       ESTIMATED
                                                  AMORTIZED    UNREALIZED    UNREALIZED     MARKET
AT SEPTEMBER 30, 1997                               COST         GAINS         LOSSES        VALUE
---------------------                             ---------    ----------    ----------    ---------
U.S. government agencies........................  $ 40,810       $  132        $   22      $ 40,920
Investment grade corporate equity securities....       375           --            30           345
Federal Home Loan Bank of Atlanta stock.........     9,733           --            --         9,733
Certificates of deposit.........................       891           --            --           891
Other...........................................       113           --            --           113
Mortgage-backed securities......................   202,191        1,921           212       203,900
                                                  --------       ------        ------      --------
                                                  $254,113       $2,053        $  264      $255,902
                                                  ========       ======        ======      ========

                                                                 GROSS         GROSS       ESTIMATED
                                                  AMORTIZED    UNREALIZED    UNREALIZED     MARKET
AT SEPTEMBER 30, 1996:                              COST         GAINS         LOSSES        VALUE
----------------------                            ---------    ----------    ----------    ---------
U.S. government agencies........................  $ 21,372       $   28        $  274      $ 21,126
Investment grade corporate equity securities....     5,063           --            63         5,000
Federal Home Loan Bank of Atlanta stock.........     9,733           --            --         9,733
State, county and municipal.....................     5,929           57            35         5,951
Certificates of deposit.........................     5,795           --            --         5,795
Other...........................................       157           --            --           157
Mortgage-backed securities......................   184,890        1,170           964       185,096
                                                  --------       ------        ------      --------
                                                  $232,939       $1,255        $1,336      $232,858
                                                  ========       ======        ======      ========

     The change to stockholders' equity for the net unrealized gain or loss on debt and equity securities during fiscal 1997 was a net gain of $1.2 million (net of related taxes of $639,000) and a net loss of $573,000 (net of related tax benefit of $289,000) during fiscal 1996.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The amortized cost and estimated market value of debt and equity securities at September 30, 1997, by contractual maturity, are shown below. Expected maturity will differ from contractual maturities because borrowers may have the right to prepay obligations with or without call or prepayment penalties (dollars in thousands):

                                                                      ESTIMATED
                                                         AMORTIZED     MARKET
                                                           COST         VALUE
                                                         ---------    ---------
Due in one year or less................................  $  1,875     $  1,849
Due after one year through five years..................    35,515       35,632
Due after five years through ten years.................     4,799        4,788
                                                         --------     --------
                                                           42,189       42,269
Federal Home Loan Bank of Atlanta stock................     9,733        9,733
Mortgage-backed securities.............................   202,191      203,900
                                                         --------     --------
                                                         $254,113     $255,902
                                                         ========     ========

     Proceeds, gross realized gains and losses on the sale of debt and equity securities for the three years ended September 30, 1997 are as follows (dollars in thousands):

                                                        SEPTEMBER 30,
                                                 ----------------------------
                                                  1997       1996      1995
                                                 -------    ------    -------
Proceeds.......................................  $12,580    $8,282    $73,040
Gross realized gains...........................      130        50        315
Gross realized losses..........................        8        66        198

5.  LOANS AVAILABLE-FOR-SALE AND MORTGAGE BANKING OPERATIONS

     Loans originated for sale to the secondary market, principally residential first mortgage loans, are typically sold within ninety days of origination. Liberty Mortgage had open commitments to originate or purchase residential mortgage loans of approximately $137 million, including $13 million to be held in Liberty Bank's portfolio and $46 million on which the interest rate had not been locked-in at September 30, 1997. Commitments to buy and sell, respectively, residential mortgage loans and mortgage-backed securities for mandatory delivery were approximately $2.0 million and $58 million at September 30, 1997. Also, at September 30, 1997, the Company bought $4.0 million of optional commitments to sell residential mortgage loans. The Company had no open futures contracts as interest rate hedges related to loans available-for-sale or commitments to originate residential mortgage loans at September 30, 1997.

     The following summarizes the principal balance of whole loans and participations which the Company was servicing for its portfolio and investors (dollars in thousands):

                                                     SEPTEMBER 30,
                                          ------------------------------------
                                             1997          1996         1995
                                          ----------    ----------    --------
Loans serviced for investors............  $  726,054    $  788,624    $617,549
Loans sub-serviced for others...........     132,348         2,324       2,744
Loans serviced for Liberty Bank's
  portfolio.............................     191,876       210,003     233,436
                                          ----------    ----------    --------
Total loans serviced....................  $1,050,278    $1,000,951    $853,729
                                          ==========    ==========    ========
Number of loans serviced................      13,958        13,873      12,326
                                          ==========    ==========    ========

     In connection with loans serviced, there were no off-balance sheet escrow accounts.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Changes in the amounts capitalized in connection with mortgage servicing rights are as follows (dollars in thousands):

                                                         SEPTEMBER 30,
                                                  ---------------------------
                                                   1997       1996      1995
                                                  -------    ------    ------
Balance, beginning of year......................  $ 6,132    $2,076    $2,915
  Capitalized...................................    3,480     4,812       337
  Sold..........................................   (1,671)      (46)     (692)
  Amortization..................................   (1,370)     (710)     (484)
                                                  -------    ------    ------
Balance, end of year............................  $ 6,571    $6,132    $2,076
                                                  =======    ======    ======

     The Company capitalized $1.8 million and amortized $151,000 in originated mortgage servicing rights during fiscal 1996.

     The following table summarizes the Company's financial data with respect to its mortgage banking operations (dollars in thousands):

                                                        SEPTEMBER 30,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
Total revenues................................  $ 7,071    $ 7,743    $ 6,602
Total expenses................................    5,685      5,212      4,575
                                                -------    -------    -------
Income before income taxes....................  $ 1,386    $ 2,531    $ 2,027
                                                =======    =======    =======
Total assets..................................  $17,268    $19,410    $19,884
                                                =======    =======    =======
Depreciation expense..........................  $   188    $   215    $   193
                                                =======    =======    =======
Capital expenditures for office premises and
  equipment...................................  $   175    $   146    $   112
                                                =======    =======    =======

6.  LOANS

     Loans are summarized as follows (dollars in thousands):

                                                            SEPTEMBER 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Loans collateralized by real estate:
  Residential first mortgage...........................  $141,675    $161,658
  Commercial first mortgage............................    36,179      59,200
  Consumer mortgage(1).................................    96,483      62,879
Construction loans:
  Residential real estate..............................   100,867      96,505
  Commercial real estate...............................    29,712      24,185
Commercial business....................................   260,663     208,020
Consumer -- indirect auto loans........................   171,990     154,869
Consumer -- other loans................................    38,378      29,763
                                                         --------    --------
                                                          875,947     797,079
Allowance for estimated losses.........................   (11,903)    (10,350)
                                                         --------    --------
                                                         $864,044    $786,729
                                                         ========    ========

---------------
(1) Loans collateralized by the equity in the borrower's residence.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The above balances exclude undisbursed loan commitments representing loans in process and unused lines of credit amounting to approximately $122 million and $114 million at September 30, 1997 and 1996, respectively.

     Liberty Bank's loans to one borrower ("LTOB") limitation is 15% of unimpaired capital and surplus (as defined by the Office of Comptroller of the Currency) unless the loans are collateralized by readily marketable assets, in which case the limitation is 25%. For loans in excess of this limitation, Liberty Bank is restricted from extending additional credit and options to renew such credits are limited. Liberty Bank's limitation at September 30, 1997 was approximately $15.4 million based on the 15% limitation and $25.7 million based on the 25% limitation. At September 30, 1997, Liberty Bank had no relationships in excess of the LTOB limitation.

     Liberty Bank's aggregate investment in loans collateralized by non-residential real estate may not exceed 400% of its risk-based capital. Liberty Bank had excess capacity to originate loans collateralized by non-residential real estate of approximately $215 million at September 30, 1997.

     The Company's exposure to credit loss in the event of non-performance by the borrower is represented by the outstanding principal balance of the respective loans plus the amount of undisbursed committed funds, if any. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation pursuant to the Company's lending and underwriting policy. Collateral held varies but may include real estate and improvements, inventory, accounts receivable and equipment or personal property.

     The loan portfolio does not contain any material concentrations of credit risk within any one industry. Most credits are located within Georgia, the Company's primary market area.

     At September 30, 1997 and 1996, the recorded investment in loans for which impairment had been recognized in accordance with SFAS No. 114 totaled $6.4 million and $6.8 million, respectively, with a corresponding valuation allowance of $2.2 million and $2.1 million, respectively. For the periods ended September 30, 1997 and 1996, the average recorded investment in impaired loans was approximately $6.6 million and $6.0 million, respectively. Interest income recognized by the Company on impaired loans, not placed on nonaccrual, (during the portion of the year that they were impaired) was not significant. There were no restructured loans at September 30, 1997.

     The following table sets forth the interest income that would have been recorded under the original terms and the actual interest income recorded for nonaccrual loans for the year ended September 30, 1997 (dollars in thousands).

Interest income that would have been recorded under the
  original terms............................................  $341
                                                              ====
Interest income recorded....................................  $244
                                                              ====

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

7.  ALLOWANCE FOR ESTIMATED LOAN LOSSES

     Changes in the allowance for estimated loan losses for the three years ended September 30, 1997 are as follows (dollars in thousands):

                                                        SEPTEMBER 30,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
Balance at beginning of year..................  $10,350    $ 9,634    $ 7,051
Provision for estimated losses................    6,317      3,106      2,365
Adjustment for MGB pooling....................       --        (43)        --
Acquisitions..................................       --         --        879
Charge-offs...................................   (5,976)    (4,838)    (3,144)
Recoveries....................................    1,212      2,491      2,483
                                                -------    -------    -------
Balance end of year...........................  $11,903    $10,350    $ 9,634
                                                =======    =======    =======

8.  PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (dollars in thousands):

                                                             SEPTEMBER 30,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Land.....................................................  $ 4,456    $ 4,088
Office buildings.........................................   24,500     24,002
Furniture, fixtures and equipment........................   16,160     13,821
                                                           -------    -------
                                                            45,116     41,911
Less accumulated depreciation............................   20,327     18,495
                                                           -------    -------
                                                           $24,789    $23,416
                                                           =======    =======

     Certain office facilities are occupied under operating lease arrangements with future annual rentals as follows (dollars in thousands):

Year ended September 30,:
  1998......................................................  $  409
  1999......................................................     428
  2000......................................................     415
  2001......................................................     329
  2002......................................................     148
  Thereafter................................................     619
                                                              ------
                                                              $2,348
                                                              ======

     Total rent expense was approximately $535,000, $452,000, and $360,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

9.  REAL ESTATE

     Investments in real estate are summarized as follows (dollars in thousands):

                                                              SEPTEMBER 30,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Acquired through foreclosure...............................  $3,332    $3,460
Allowance for estimated losses.............................    (693)     (543)
                                                             ------    ------
                                                             $2,639     2,917
                                                             ======    ------
Acquired for development...................................               268
Allowance for estimated losses.............................              (125)
                                                                       ------
                                                                          143
                                                                       ------
                                                                       $3,060
                                                                       ======

     Sales of real estate owned (gross of gains and losses) during fiscal 1997 and 1996 were $2.1 million and $4.4 million, respectively, of which, Liberty Bank provided financing for $733,000 and $350,000 during the same periods.

     Changes in the allowance for estimated losses on real estate for the years ended September 30, 1997, 1996, and 1995 are as follows (dollars in thousands):

                                                         SEPTEMBER 30,
                                                   -------------------------
                                                   1997     1996      1995
                                                   -----    -----    -------
Acquired through foreclosure:
  Balance, beginning of year.....................  $ 543    $ 481    $ 2,908
  Provision for estimated losses.................    396      510        686
  Charge-offs, net...............................   (246)    (448)    (3,113)
                                                   -----    -----    -------
  Balance, end of year...........................  $ 693    $ 543    $   481
                                                   =====    =====    =======
Acquired for development:
  Balance, beginning of year.....................  $ 125    $ 142    $   158
  Charge-offs, net...............................   (125)     (17)       (16)
                                                   -----    -----    -------
  Balance, end of year...........................  $  --    $ 125    $   142
                                                   =====    =====    =======

10.  NOTES PAYABLE AND OTHER BORROWED MONEY

     Notes payable and other borrowed money are summarized as follows (dollars in thousands):

                                                            SEPTEMBER 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Line of Credit (interest rate of 6.66% at September 30,
  1997)................................................  $ 10,000    $     --
Advances from the Federal Home Loan Bank of Atlanta:
     Short term (interest rates ranging from 5.05% to
       6.55% and 5.42% to 6.05% at September 30, 1997
       and 1996, respectively).........................    82,449     164,449
     Long term (interest rates ranging from 5.51% to
       7.14% and 4.64% to 7.14% at September 30, 1997
       and 1996, respectively).........................   102,188      20,211
                                                         --------    --------
                                                         $194,637    $184,660
                                                         ========    ========

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Liberty Bank's unused borrowing capacity with the Federal Home Loan Bank ("FHLB") of Atlanta at September 30, 1997 was approximately $75 million in advance and warehouse lines of credit. Additionally, Liberty Bank has approximately $65 million in fed fund lines with correspondent banks.

     At September 30, 1997, contractual principal maturities of long-term notes payable and other borrowed money are as follows (dollars in thousands):

1998......................................  $     --
1999......................................    75,000
2000......................................        --
2001......................................    25,000
2002......................................        --
2003 and thereafter.......................     2,188
                                            --------
                                            $102,188
                                            ========

     The following table sets forth the outstanding, maximum month-end and average balances of short-term FHLB advances and other short-term borrowings and the associated weighted average interest rates at the dates indicated (dollars in thousands).

                                                       SEPTEMBER 30,
                                              -------------------------------
                                                1997        1996       1995
                                              --------    --------    -------
Outstanding balance, end of period..........  $ 92,449    $164,449    $80,500
Maximum month end balance...................   164,449     164,449     92,500
Average balance outstanding during the
  year......................................    96,183      91,298     49,279
Weighted average interest rate, end of
  period....................................      6.40%       5.50%      6.25%
Weighted average interest rate, during the
  period....................................      5.62%       5.81%      6.11%

     Advances from the FHLB of Atlanta are collateralized by residential first mortgage loans and mortgage-backed and government agency securities with unpaid principal balances aggregating approximately $190 million and $195 million at September 30, 1997 and 1996, respectively. At September 30, 1997, Liberty Bank was required to collateralize its advances with acceptable collateral with a lendable collateral value equal to 100% of advances outstanding. The lendable collateral value of the residential first mortgage loans and mortgage-backed securities pledged to the advances was 85% and 90% of their fair market value, respectively.

11.  SUBORDINATED DEBENTURES

     Subordinated debentures are summarized as follows (dollars in thousands):

                                                              SEPTEMBER 30,
                                                             ---------------
                                                             1997     1996
                                                             ----    -------
8 1/4% Convertible subordinated debentures due August 1,
  2005.....................................................          $    62
11% Subordinated debentures due August 1, 2004.............           16,116
8 1/4% Subordinated debentures due August 1, 2004..........              379
                                                                     -------
                                                                      16,557
Discounts and capitalized issuance costs...................           (4,402)
                                                                     -------
                                                                     $12,155
                                                                     =======
Accretion of discounts and amortization of issuance
  costs....................................................  $243    $   244
                                                             ====    =======

     On July 3, 1997, the Company issued a redemption notice for the Company's 11% and 8 1/4% debentures due August 1, 2004. As of August 4, 1997, the Company paid $16.7 million to holders of the debentures

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES including $16.5 million in unpaid principal, $15,000 in accrued interest and a premium of $165,000. On that date, the unamortized discounts and capitalized issuance costs were $4.3 million. As a result of the redemption, the Company recorded an extraordinary charge of $2.8 million (net of $1.5 million in related income taxes).

     On September 5, 1996 the Company issued a redemption notice for the Company's 8 1/4% convertible debentures due August 1, 2005. As of September 30, 1996, $62,000 plus accrued interest was payable to holders on the redemption date of October 7, 1996. The remaining holders elected to convert into common stock at the conversion price of $10.89 per share.

12.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Liberty Bank enters into financing arrangements with approved brokers, dealers and individuals whereby securities are sold under agreements to repurchase identical or substantially identical securities at a future date ("repurchase agreements"). These arrangements are reflected as financing transactions in that the securities sold are reported as assets in the accompanying financial statements with the proceeds of sale reflected as borrowings. These financing arrangements generally have maturities ranging from 30 to 180 days. Generally, securities sold under agreements to repurchase are under the control of the counterparty during the term of the agreement. Selected data concerning repurchase agreements is presented below (dollars in thousands).

                                                                      SEPTEMBER 30,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
Mortgage-backed securities sold under agreements to
  repurchase at year end:
  Book value................................................  $19,081    $23,088    $ 4,287
  Market value..............................................  $19,279    $23,010    $ 4,344
Obligations under repurchase agreements at year end:
  Identical securities......................................  $19,815    $16,644    $ 4,315
Maximum borrowings under repurchase agreements for the year:
  Identical securities......................................  $27,703    $29,402    $24,839
Average borrowings under repurchase agreements for the year:
  Identical securities......................................  $22,303    $14,941    $ 9,463
Weighted average interest rate on repurchase agreements at
  year end:.................................................     5.30%      4.89%      6.07%

13.  INCOME TAXES

     The Company files a consolidated federal income tax return. Prior to the Small Business Job Protection Act of 1996, the Company was allowed to determine its bad debt deductions for tax purposes under either the percentage of taxable income method (limited to 8 percent of taxable income before such deduction) or the experience method. For the tax year ended September 30, 1995, Liberty Bank determined its bad debt reserve deduction based on the actual loss experience method. For the tax year ended September 30, 1996, Liberty Bank determined its bad debt reserve deduction based on the percentage of taxable income method. For the tax year ended September 30, 1997, Liberty Bank determined its tax bad debt deduction based on the specific charge-off method of accounting.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The provision for federal income taxes consists of the following (dollars in thousands):

                                                         SEPTEMBER 30,
                                                  ---------------------------
                                                   1997      1996       1995
                                                  ------    -------    ------
Current.........................................  $4,494    $ 6,330    $4,000
Deferred........................................    (819)    (1,956)     (405)
                                                  ------    -------    ------
          Total.................................  $3,675    $ 4,374    $3,595
                                                  ======    =======    ======

     Actual income taxes (including income tax (benefit) on extraordinary items) differ from income taxes computed at the federal corporate statutory rate of 34% as shown below:

                                                            SEPTEMBER 30,
                                                         --------------------
                                                         1997    1996    1995
                                                         ----    ----    ----
Statutory federal income tax rate......................  34.2%   34.7%   34.0%
Bad debt deduction.....................................    --      --    (8.9)
Amortization of intangible assets......................   1.6     1.8     1.3
Tax exempt interest....................................  (1.1)   (1.3)   (1.5)
Resolution of tax contingencies........................  (7.5)     --      --
Other, net.............................................   2.0    (2.3)    2.9
                                                         ----    ----    ----
Effective federal income tax rate......................  29.2%   32.9%   27.8%
                                                         ====    ====    ====

     Deferred income taxes included in the consolidated statements of financial condition is presented net. Gross deferred tax assets and deferred tax liabilities as of September 30, 1997 and 1996 are as follows (dollars in thousands):

                                                              SEPTEMBER 30,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Deferred Tax Assets:
  Allowance for estimated loan losses......................  $2,974    $2,375
  Deferred loan fees.......................................      --        51
  Real estate owned loss allowance.........................      --        44
  Reserve for uncollected late fees........................     118        89
  Purchase accounting adjustments, net.....................     137       155
  Other reserves...........................................     212       236
  Unrealized loss on securities available-for-sale.........      11       181
  SAIF recapitalization assessment.........................      --     1,261
  Core deposits............................................     160       101
  Benefits.................................................     254       158
  Other....................................................     106       100
                                                             ------    ------
          Total deferred tax assets........................   3,972     4,751
                                                             ------    ------

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                              SEPTEMBER 30,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Deferred Tax Liabilities:
  Section 481 mark-to-market adjustment....................     132       264
  Depreciation.............................................     254       280
  Cancellation of indebtedness.............................      --       346
  Loan swap................................................      87       116
  Loan discounts...........................................     390       437
  FHLB stock...............................................   1,313     1,313
  Loan origination fees....................................     381       370
  Purchase accounting adjustments, net.....................     119       172
  Unrealized gain on securities available-for-sale.........     636       152
  Deferred loan fees.......................................      57        --
  Benefits.................................................     119        95
  Other, net...............................................     166       261
                                                             ------    ------
     Total deferred tax liabilities........................   3,654     3,806
                                                             ------    ------
          Total net deferred tax asset.....................  $  318    $  945
                                                             ======    ======

     The Company's management has determined that it is more likely than not that its net deferred tax asset will be realized. This is based on the existence of taxable income in the form of future reversals of existing taxable temporary differences and taxable income in prior carryback years that is sufficient to allow realization of the tax benefit of the Company's existing deductible temporary differences. The Company is not aware of any material uncertainties existing at September 30, 1997 that may affect the realization of the Company's deferred tax assets. The Company evaluates the realizability of deferred tax assets quarterly by assessing the need for a valuation allowance.

     Earnings appropriated to bad debt reserves established for income tax purposes cannot be used for any purpose other than to absorb bad debt losses without recognition of taxable income. Dividends may be paid out of unappropriated retained earnings without the imposition of any tax to the extent that the amounts paid as dividends do not exceed earnings and profits as calculated for federal income tax purposes.

     Under SFAS No. 109, "Accounting for Income Taxes," a deferred tax liability is not recognized with respect to thrift institutions for the bad debt reserve for tax purposes that arose in tax years beginning before December 31, 1987 ("BaseYear Reserve"), unless it becomes apparent that this temporary difference will reverse in the foreseeable future. Future reversal of the Base-Year Reserve would occur if the Company ceases to be in the banking business. At September 30, 1997, the Company's Base-Year Reserve for which no deferred tax liability is recognized is approximately $12.0 million. The amount of the unrecognized deferred tax liability related to this temporary difference is $4.2 million.

     The Company and other financial institutions in Georgia are subject to the same taxes, state and local, as any other corporation in Georgia. The Georgia corporate income tax rate is 6 percent and is based on federal taxable income, with certain adjustments. The primary difference between taxable income for state and federal income tax purposes is interest income on United States government obligations, which is not taxable for state income tax purposes.

14.  PREFERRED STOCK

     On March 7, 1997, the Company redeemed 1,409 shares of its Series B 6.00% Cumulative Convertible Preferred ("Series B") stock for $38,043 plus accrued and unpaid dividends. The remaining 301,171 shares of

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES the Series B were converted into 537,220 shares of the Company's common stock, at a conversion price of $14.00 per share, or 1.7857 shares of common stock.

     Prior to March 1997, Series B stock had a liquidation preference of $25.00 per share. Dividends on the Series B stock were cumulative at an annual rate of $1.50 per share and were payable quarterly. Each share of the Series B stock was convertible at the option of the holder into 1.7857 shares of common stock, at a conversion price of $14.00.

     In July 1995 the Company redeemed 2,537 shares of its Series A 7.75% Cumulative Convertible Preferred (Series "A") stock for $66,879 plus accrued and unpaid dividends. Each share of the Series A was convertible into three shares of the Company's common stock. The remaining 457,463 shares of the Series A stock were converted into 1,372,389 shares of the Company's common stock on that date.

     Prior to July 1995, the Series A stock had a liquidation preference of $25 per share. Dividends on the stock were cumulative at an annual rate of $1.9375 per share and were payable quarterly. Each share of Series A stock was convertible at the option of the holder into three shares of common stock, at a conversion price of $8.33.

     Dividends declared during 1997 and 1996 were $113,000 and $454,000, respectively. Dividends paid during 1997 and 1996 were $227,000 and $406,000, respectively.

     As required by APB Opinion No. 15, supplementary primary earnings per share data is presented for each of the years effected in the three-year period ended September 30, 1997. For the computation of supplementary primary earnings per share, shares issued in March 1997 and July 1995 for the conversion of preferred stock are included in the weighted average shares outstanding from the beginning of each period and, accordingly, net income has not been reduced by preferred dividends. Supplementary primary earnings per share is as follows:

                                                        YEARS ENDED SEPTEMBER 30,
                                                        --------------------------
                                                           1997           1995
                                                        -----------    -----------
Net income per share of common stock..................        $1.14          $1.33
Average number of shares outstanding..................    7,796,994      7,023,082

15.  REGULATORY RESTRICTIONS

     Liberty Bank is subject to various regulatory capital requirements administered by the federal banking agencies. The regulations require Liberty Bank to meet specific capital adequacy guidelines that involve quantitative measures of Liberty Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Liberty Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that could have a direct material effect on the Company's financial statements.

     Quantitative measures established by regulation to ensure capital adequacy require Liberty Bank to maintain minimum amounts and ratios (set forth in the table below) of total and core capital (as defined in the regulations) to riskweighted assets (as defined), and of tangible capital (as defined) to assets (as defined). As of September 30, 1997 Liberty Bank met all capital adequacy requirements to which it is subject.

     As of September 30, 1996, the date of the most recent notification from the Office of Thrift Supervision ("OTS"), Liberty Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The following table reflects Liberty Bank's compliance with its regulatory capital requirements at September 30, 1996 (dollars in thousands):

                                          ACTUAL           REQUIRED          EXCESS
                                      --------------    --------------    -------------
                                      AMOUNT     %      AMOUNT     %      AMOUNT    %
                                      -------  -----    -------  -----    -------  ----
Core capital........................  $62,673   5.89    $31,915   3.00    $30,758  2.89
Tangible capital....................   61,003   5.74     15,933   1.50     45,070  4.24
Risk-based capital..................   82,676  10.75     61,520   8.00     21,156  2.75

     The following table reflects Liberty Bank's compliance with its regulatory capital requirements at September 30, 1997 (dollars in thousands):

                                         ACTUAL            REQUIRED          EXCESS
                                     ---------------    --------------    -------------
                                      AMOUNT     %      AMOUNT     %      AMOUNT    %
                                     --------  -----    -------  -----    -------  ----
Core capital.......................  $ 92,523   7.34    $37,833   3.00    $54,690  4.34
Tangible capital...................    91,178   7.24     18,896   1.50     72,282  5.74
Risk-based capital.................   102,944  11.21     73,452   8.00     29,492  3.21

     As required by regulations, Liberty Bank, at the time of its conversion to a stock institution, established a liquidation account and maintains the account for the benefit of its depositors at that time who continue to have funds on deposit. The initial balance of this liquidation account was equal to the institution's net worth prior to conversion of $15,722,000. In the event of a complete liquidation of the institution (and only in such event), each such depositor who continues to be a depositor at the time of such liquidation shall be entitled to receive a liquidation distribution from this account in the amount of the then current adjusted balance for deposits held, before any liquidation distribution may be made to shareholders. This account is reduced annually in proportion to the reduction of eligible savings account balances measured on each fiscal year end.

     Liberty Bank is prohibited from declaring or paying cash dividends on its common stock if the payment thereof would cause a reduction in its regulatory capital below either the liquidation account or the capital requirements set by the OTS or, without the prior approval of the OTS, if the amount of dividends to be paid in any year would exceed 50% of its net income for the fiscal year in which the dividend is declared (except that permitted dividends may be deferred and paid in a subsequent year). No dividends were declared during fiscal 1997 or 1996. During fiscal 1995 Liberty bank declared and paid dividends to First Liberty in the amounts of $6.3 million and $3.2 million, respectively. Liberty Bank paid dividends to the Company during fiscal 1996 in the amount of $3.6 million.

     The Federal Reserve Board requires depository institutions to maintain noninterest-bearing reserves against their deposit transaction accounts, non-personal time deposits (transferrable or held by a person other than a natural person) with an original maturity of less than one and one-half years and certain money market deposit accounts. Federal Reserve regulations currently require financial institutions to maintain average daily reserves equal to 3% on all amounts from $4.4 million to $49.3 million of net transactions, plus 10% on the remainder. Liberty Bank held no additional reserves at September 30, 1997 due to an adequate amount of qualifying assets.

16.  EMPLOYEE BENEFIT PLANS

     The First Liberty Financial Corp. Employee Savings and Stock Ownership Plan (the "ESSOP") is both a qualified retirement plan and an employee stock ownership plan. The Company may make discretionary contributions of the Company common stock to the employee stock ownership plan portion of the ESSOP in an amount not more than 10% of the total compensation of participants for the plan year. Under the 401(k) portion of the ESSOP, the Company will make matching contributions of the Company common stock in

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES amounts determined annually by its Board of Directors. Dividends earned on the Company common stock are retained in the ESSOP.

     The Company also has an Officer Profit Sharing Plan (the "OPSP"), which was designed to reward the Company's officers for their collective effort in maximizing the Company's "core earnings," (as defined in the OPSP agreement). The OPSP provides that if core earnings for the fiscal year equal or exceed a predetermined minimum core earnings, the OPSP participants will receive additional cash compensation based upon a percentage of annual salary, with the percentage increasing as the amount of core earnings increases. The OPSP will be terminated at the end of the first quarter of fiscal 1998. Beginning January 1, 1998, the Company's officers and employees will participate in a new Performance Excellence Plan ("PEP") under which all participants will be eligible to earn additional compensation based in part upon the Company's core earnings per share and in part upon each participant's individual performance.

     The contributions to the ESSOP and the OPSP included in the accompanying financial statements are as follows (dollars in thousands):

                                                                 SEPTEMBER 30,
                                                              --------------------
                                                              1997    1996    1995
                                                              ----    ----    ----
ESSOP.......................................................  $377    $339    $426
OPSP........................................................  $433    $710    $501

     The Company also has a Nonqualified Deferred Compensation Plan (the "NDCP") (formerly known as the Executive Deferred Compensation Plan), established in 1995, in which directors and officers holding the title of First Vice President or above may participate. The NDCP provides a means of enabling participating officers to defer portions of their compensation in excess of the amounts which they contribute to the ESSOP and participating directors to defer the fees received for their services. The amount which a participant presently may defer under the NDCP is twenty percent of total annual compensation.

17.  STOCK OPTIONS

     The Company granted options to purchase its common stock to certain officers and key employees under an Incentive Stock Option Plan ("ISOP") which was approved by the Company's stockholders in 1984. The options are exercisable for a period of up to five years from the date of issuance under the Plan. The ISOP expired in 1993, and all options granted under the ISOP have been exercised.

     The First Liberty Financial Corp. 1992 Stock Incentive Plan (the "1992 Plan") was adopted by the Board of Directors of the Company in November 1992 and approved by the stockholders in March 1993. The stock granted under the 1992 Plan is the $1.00 par value common stock. The Company has been authorized to issue up to 573,000 shares of common stock, in the aggregate, under the 1992 Plan, and unexercised option shares of common stock allocable to expired or terminated options may again be granted under that plan. As of September 30, 1997, there were 149,750 shares available for grant. The 1992 Plan is administered by the Compensation and Benefits Committee of the Company's Board of Directors ("the Committee").

     Incentive stock options and other stock options granted under the 1992 Plan must be at a price not less than the fair market value of the shares at the date of grant. Options granted under the plan must be exercised within the earlier of: (i) three months after the optionee ceases to be employed by the Company for any reason other than death or disability; (ii) the expiration date as determined by the Committee, listed in the option agreement; (iii) immediately upon termination of employment for cause; (iv) one year after termination of employment because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while employed by the Company, (b) within three months after termination of employment, or (c) within one year after employment terminated due to disability. The Committee may extend the above expiration dates for any non-incentive stock options it grants.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The 1992 Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding option, or (ii) on the last date upon which options may be granted under the plan (which may not be later than ten years after the date on which the plan is adopted), subject to its earlier termination by the Board of Directors at any time.

     Information with regard to options issued under the ISOP during each of the three fiscal years in the period ended September 30, 1997 and under the 1992 plan during the years then ended is as follows:

                                                          ISOP               1992 PLAN
                                                    -----------------    -----------------
                                                    OPTION    AVERAGE    OPTION    AVERAGE
                                                    SHARES     PRICE     SHARES     PRICE
                                                    -------   -------    -------   -------
Options outstanding at September 30, 1994.........  171,000    4.23      190,500     8.63
  Issued..........................................       --      --       22,500    10.67
  Exercised.......................................  (45,000)   3.76      (10,500)    5.83
  Canceled........................................       --      --      (45,000)    9.33
                                                    -------    ----      -------    -----
Options outstanding at September 30, 1995.........  126,000    4.39      157,500     8.91
  Issued..........................................       --      --      152,250    14.59
  Exercised.......................................  (74,400)   3.62           --       --
                                                    -------    ----      -------    -----
Options outstanding at September 30, 1996.........   51,600    5.50      309,750    11.70
  Issued..........................................       --      --       95,500    18.28
  Exercised.......................................  (51,600)   5.50      (30,000)    6.00
                                                    -------    ----      -------    -----
Options outstanding at September 30, 1997.........       --      --      375,250    13.83
                                                    =======              =======

     Under the 1992 Plan, the number of shares exercisable at September 30, 1997 and 1996 was 220,000 and 152,000, respectively. All options under the ISOP were exercisable during the above periods.

     On October 26, 1995, the Board of Directors of First Liberty (the "Board") approved an amendment to the 1992 Plan to provide that options granted on and after that date will be exercisable over a period of ten years from date of grant rather than five years from date of grant and to increase the number of shares available for grant under that plan. This amendment was approved by First Liberty's stockholders at the 1996 Annual Meeting of Stockholders (the "1996 Annual Meeting").

     On November 21, 1995, the Board adopted the First Liberty Financial Corp. 1995 Director Stock Option Plan (the "DSOP"), which was approved by First Liberty's stockholders at the 1996 Annual Meeting. The DSOP is intended to further the growth and development of First Liberty by encouraging its directors who are not employees of First Liberty to obtain proprietary interest in First Liberty by acquiring its stock. Up to 75,000 shares of common stock, in the aggregate, may be granted to non-employee directors under the DSOP.

     Information with regard to options issued under the DSOP during each of the two fiscal years that the plan has been in effect in the period ended September 30, 1997 is as follows:

                                                                   DSOP
                                                             -----------------
                                                             OPTION    AVERAGE
                                                             SHARES     PRICE
                                                             ------    -------
Options outstanding at September 30, 1995..................      --        --
  Issued...................................................  46,500    $14.66
                                                             ------
Options outstanding at September 30, 1996..................  46,500     14.66
  Issued...................................................  12,000     20.28
                                                             ------
Options outstanding at September 30, 1997..................  58,500     15.82
                                                             ======

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The Company has elected the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1997 and 1996, consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share amounts would have been reduced to the pro forma amounts indicated below (dollars in thousands, except per share data),

                                                              1997      1996
                                                             ------    ------
Net income -- as reported..................................  $8,899    $8,920
Net income -- pro forma....................................   8,665     8,757
Earnings per share -- as reported..........................    1.14      1.16
Earning per share -- pro forma.............................    1.11      1.14

     The pro forma amounts reflected above are not representative of the effects on reported net income in future years because, in general, the options granted typically do not vest for several years and additional awards are generally made each year.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

                                                           1997         1996
                                                           -----        -----
Expected dividend yield..................................    1.4%         2.4%
Expected stock price volatility..........................   35.4         36.5
Risk-free interest rate..................................    6.1          5.9
Expected life of options.................................    8.5years     7.4years

     The weighted average fair value of options granted during 1997 and 1996 was $.27 and $.20 per share, respectively.

18.  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include loan commitments and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Company has no significant concentrations of credit risk with any individual counterparty to originate loans. The Company's lending is concentrated in

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

Georgia, its primary market area. The contract or notional amounts of financial instruments with off-balance sheet risk at September 30, 1997 and 1996 are as follows (dollars in thousands):

                                                             SEPTEMBER 30,
                                                          -------------------
                                                            1997       1996
                                                          --------    -------
Commitments to originate loans:
  Fixed rate............................................  $123,277    $90,785
  Adjustable rate.......................................    54,315     35,607
Standby letters of credit...............................     1,026        240
Delivery forward placement contracts:
  Mandatory.............................................    58,304     43,164
  Optional..............................................     4,000      2,000

     Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

     The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     Mandatory and optional forward placement contracts (which are held for purposes other than trading) are used by the Company to hedge its interest rate exposure during the period from when the Company extends an interest rate lock to a loan applicant until the time in which the loan is sold. Realized gains and losses on the mandatory and optional forward contracts are recognized in gain
(loss) from sales of loans in the period settlement occurs. Unrealized gains and losses on these contracts are included in the lower of cost or market valuation adjustment to loans available-for-sale. The mandatory and optional forward contracts above covered the market risk associated with the pipeline loans less predicted fallout at September 30, 1997 and 1996 of $40,728 and $25,645, respectively.

     The Company has not recorded specific liabilities for credit risk associated with off-balance sheet financial instruments. Credit risk associated with commitments to originate loans is mitigated through the purchase of commitments to sell such loans generally within 90 days of origination. Credit risk associated with standby letters of credit is considered in the assessment of the allowance for estimated loan losses.

     Liberty Bank's risk with respect to mortgage servicing losses results from unrecoverable advances of delinquent principal, interest and tax payments made on behalf of mortgagors. Liberty's mortgage servicing department controls the risk of this portfolio on an ongoing basis. Liberty Bank has not suffered significant losses from its mortgage servicing activities.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

19.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments were as follows (dollars in thousands):

                                                   SEPTEMBER 30, 1997      SEPTEMBER 30, 1996
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   AMOUNT      VALUE       AMOUNT      VALUE
                                                  --------    --------    --------    --------
Financial Assets:
  Cash, due from banks, fed funds sold and
     repurchase agreements......................  $ 51,434    $ 51,434    $ 73,152    $ 73,152
  Securities available-for-sale.................   255,902     255,902     232,858     232,858
  Loans, net....................................   864,044     869,164     786,729     785,851
  Loans available-for-sale......................    29,506      29,506      26,906      26,906
  Mortgage servicing rights.....................     6,571       8,053       6,132       7,959
Financial Liabilities:
  Deposits......................................  $945,322    $946,520    $858,784    $859,723
  Notes payable and other borrowed money........   194,637     194,670     184,660     184,812
  Subordinated debentures.......................        --          --      12,155      16,887
  Securities sold under agreements to
     repurchase.................................    19,815      19,815      16,644      16,644
Off-Balance-Sheet Financial Instruments:
  Standby letters of credit.....................  $  1,026    $  1,026    $    240    $    240
  Commitments to originate loans................   123,094     123,313      81,074      81,246
  Mandatory commitments to sell loans...........    59,888      60,088      43,164      43,298
  Optional commitments to sell loans............     4,000       3,996       2,000       2,007(1)
  Loan servicing rights.........................        --       5,661          --       5,034

---------------
(1) Excludes net unamortized option fees of $17,369 at September 30, 1996.

     The fair value disclosures provided exclude certain financial instruments and all nonfinancial instruments from its disclosure requirements. The disclosures also do not include certain intangible assets, such as customer relationships, deposit base intangible and goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

20.  CONTINGENCIES

     The Company is from time to time a defendant in legal actions from normal business activities. Management does not anticipate that the ultimate liability arising from litigation outstanding at September 30, 1997, will have a materially adverse effect on the Company's financial position, results of operations or liquidity.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

21.  FINANCIAL INFORMATION OF FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

     First Liberty's statements of financial condition (parent only) as of September 30, 1997 and 1996 and the related statements of income and cash flows for each of the three years in the period ended September 30, 1997 are as follows:

                       STATEMENTS OF FINANCIAL CONDITION

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Cash(1).....................................................    $  3,595      $    92
Other investments(1)........................................          --        6,850
Real estate, net............................................          --          142
Investment in Liberty Bank(1)...............................     101,458       81,348
Other assets................................................         250            1
                                                                --------      -------
          Total assets......................................    $105,303      $88,433
                                                                ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Dividends payable...........................................    $    772      $   638
Line of credit..............................................      10,000           --
Other liabilities...........................................         617        1,338
                                                                --------      -------
     Total liabilities......................................      11,389        1,976
                                                                --------      -------
Stockholders' equity:
Series B Preferred stock....................................          --        7,564
Common stock................................................       7,764        7,145
Additional paid-in capital..................................      38,505       31,091
Retained earnings...........................................      46,752       40,994
Net unrealized gain on securities available-for-sale, net of
  taxes.....................................................       1,162          (68)
Treasury stock at cost......................................        (269)        (269)
                                                                --------      -------
     Total stockholders' equity.............................      93,914       86,457
                                                                --------      -------
          Total liabilities and stockholders' equity........    $105,303      $88,433
                                                                ========      =======

---------------
(1) Eliminates in consolidation.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                  FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

                              STATEMENTS OF INCOME

                                                              YEARS ENDED SEPTEMBER 30,
                                                              --------------------------
                                                               1997      1996      1995
                                                              ------    ------    ------
                                                                (DOLLARS IN THOUSANDS)
Income:
  Interest income on other investments(1)...................  $  169    $  233    $  302
  Cash dividends from Liberty Bank(2).......................      --     3,555     3,198
  Gain on sale of securities................................      90        --        --
  Other income..............................................      --         1         1
                                                              ------    ------    ------
          Total income......................................     259     3,789     3,501
                                                              ------    ------    ------
Expense:
  Interest expense on line of credit........................       4        --        --
  Directors fees............................................      --        --        30
  Loss on sale of real estate...............................      23        --        --
  Other expense.............................................     155       117       106
                                                              ------    ------    ------
          Total expense.....................................     182       117       136
                                                              ------    ------    ------
Income before income tax expense and equity in undistributed
  net income of Liberty Bank................................      77     3,672     3,365
Income tax expense..........................................      27        40        57
                                                              ------    ------    ------
Income before equity in undistributed net income of Liberty
  Bank......................................................      50     3,632     3,308
Equity in undistributed net income of Liberty Bank(2).......   8,849     5,288     6,037
                                                              ------    ------    ------
Net income..................................................   8,899     8,920     9,345
Dividends on preferred stock................................     113       454       864
                                                              ------    ------    ------
Net income applicable to common stockholders................  $8,786    $8,466    $8,481
                                                              ======    ======    ======

---------------
(1) $168,000 in 1997, $231,000 in 1996 and $297,000 in 1995 eliminates in consolidation.
(2) Eliminates in consolidation.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                  FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

                            STATEMENTS OF CASH FLOW

                                                                YEARS ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
                                                                  (DOLLARS IN THOUSANDS)
Operating Activities:
  Cash flows from operating activities:
     Net income.............................................  $  8,899    $ 8,920    $ 9,345
     Equity in undistributed earnings of Liberty Bank.......    (8,849)    (5,288)    (6,037)
     Other, net.............................................      (890)       947        152
                                                              --------    -------    -------
Total adjustments...........................................    (9,739)    (4,341)    (5,885)
                                                              --------    -------    -------
Net cash provided by (used in) operating activities.........      (840)     4,579      3,460
                                                              --------    -------    -------
Investing Activities:
  Cash flows from investing activities:
     Net decrease in other investments......................     6,850      1,200      1,490
     Cash paid in acquisitions..............................        --     (3,555)    (3,198)
     Sale of real estate....................................       119         28         28
                                                              --------    -------    -------
Net cash provided by (used in) investing activities.........     6,969     (2,327)    (1,680)
                                                              --------    -------    -------
Financing Activities:
  Cash flows from financing activities:
     Proceeds from line of credit...........................    10,000         --         --
     Capital infusion to Liberty Bank.......................   (10,000)        --         --
     Issuance of common stock...............................       419        270        230
     Redemption of preferred stock..........................       (38)        --        (66)
     Dividends paid on stock................................    (3,007)    (2,505)    (1,880)
                                                              --------    -------    -------
Net cash used in financing activities.......................    (2,626)    (2,235)    (1,716)
                                                              --------    -------    -------
Net increase in cash........................................     3,503         17         64
Cash beginning of period....................................        92         75         11
                                                              --------    -------    -------
Cash end of period..........................................  $  3,595    $    92    $    75
                                                              ========    =======    =======
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
  Income taxes..............................................  $  5,735    $ 5,687    $ 3,300

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

22.  CONSOLIDATED CONDENSED QUARTERLY RESULTS OF INCOME (UNAUDITED)

     The following summarizes the consolidated condensed quarterly results of income (unaudited) for the year ended September 30, 1997 (dollars in thousands, except per share data):

                                                                     1997 QUARTERS
                                                         -------------------------------------
                                                           1ST       2ND       3RD     4TH(1)
                                                         -------   -------   -------   -------
Total interest income..................................  $23,347   $23,630   $24,774   $25,096
Net interest income....................................   10,690    10,964    11,239    11,111
Provision for estimated losses on loans................      593       616     2,002     3,106
Income before extraordinary item.......................    2,966     3,402     3,496     1,846
Extraordinary loss on extinguishment of debt, net of
  related taxes........................................       --        --        --     2,811
                                                         -------   -------   -------   -------
Net income (loss)......................................    2,966     3,402     3,496      (965)
Dividends on preferred stock...........................      113        --        --        --
                                                         -------   -------   -------   -------
Net income (loss) applicable to common stockholders....  $ 2,853   $ 3,402   $ 3,496   $  (965)
                                                         =======   =======   =======   =======
Earnings per common share:
Income before extraordinary item
  Primary..............................................  $   .39   $   .45   $   .45   $   .24
  Fully diluted........................................  $   .38   $   .44   $   .45   $   .24
Extraordinary loss on extinguishment of debt, net of
  related taxes
  Primary..............................................       --        --        --   $  (.36)
  Fully diluted........................................       --        --        --   $  (.36)
Net income (loss)
  Primary..............................................  $   .39   $   .45   $   .45   $  (.12)
  Fully diluted........................................  $   .38   $   .44   $   .45   $  (.12)
Dividends per common share:............................  $   .10   $   .10   $   .10   $   .10

---------------
(1) The fourth quarter of fiscal 1997 included the costs relating to discontinued business lines in Liberty Mortgage's retail mortgage offices in Atlanta and Liberty Bank's auto dealer indirect lending operations of $1.7 million (or $.21 per fully diluted share) after-tax. This included $1.3 million after-tax in additional loan loss provisions and $408,000 after-tax in other costs (including severance expenses) of discontinued business lines. Additionally, the quarter included an extraordinary charge of $2.8 million (or $.36 per fully diluted share) after-tax reflecting the loss on redemption of $16.5 million principal balance of subordinated debt.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The following summarizes the consolidated condensed quarterly results of income (unaudited) for the year ended September 30, 1996 (dollars in thousands, except per share data):

                                                                     1996 QUARTERS
                                                         -------------------------------------
                                                           1ST       2ND       3RD     4TH(1)
                                                         -------   -------   -------   -------
Total interest income..................................  $20,590   $20,478   $21,339   $21,912
Net interest income....................................    9,195     9,196     9,737    10,141
Provision for estimated losses on loans................      627       794       513     1,172
Net income.............................................    2,611     2,607     3,075       627
Dividends on preferred stock...........................      113       113       113       115
                                                         -------   -------   -------   -------
Net income applicable to common stockholders...........  $ 2,498   $ 2,494   $ 2,962   $   512
                                                         =======   =======   =======   =======
Earnings per common share:
  Primary..............................................  $   .35   $   .35   $   .42   $   .07
  Fully diluted........................................  $   .34   $   .34   $   .40   $   .07
Dividends per common share:............................  $   .07   $   .07   $   .07   $   .08

---------------
(1) The fourth quarter included a one-time FDIC assessment to recapitalize the SAIF in the amount of $3.6 million pre tax, equaling $2.3 million and $.30 per fully diluted share after tax.

                      FIRST LIBERTY FINANCIAL CORP (LOGO)

                                                                      APPENDIX B


                                REVOCABLE PROXY
                         FIRST LIBERTY FINANCIAL CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF
                                  STOCKHOLDERS

   The undersigned hereby acknowledges receipt of the enclosed Notice of Annual Meeting (the "Notice") and Proxy Statement for the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of First Liberty Financial Corp. (the "Company"), and hereby appoints THOMAS H. McCOOK, ROBERT F. HATCHER, and RICHARD
A. HILLS, JR., and each of them, proxies with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters which may come before the Annual Meeting, to be held in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, on the date and at the time specified in the Notice, and at any and all adjournments thereof, as indicated below.

1. ELECTION OF DIRECTORS. Elect as directors the three nominees listed below to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

     [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY to vote for
         (except as marked to the contrary below)         all nominees listed below

(INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
              THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

             F. Don Bradford, Richard W. Carpenter, and Harold W. Peavy, Jr.

2. AMENDMENT OF STOCK INCENTIVE PLAN. Amend the First Liberty Financial Corp. 1992 Stock Incentive Plan to increase by 330,000 the number of shares of Common Stock authorized for issuance under the plan.

[ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. AMENDMENT OF DIRECTOR STOCK OPTION PLAN. Amend the First Liberty Financial Corp. 1995 Director Stock Option Plan to increase by 45,000 the number of shares of Common Stock authorized for issuance under the plan.

[ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

4.In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

                   (Continued and to be signed on other side)

                          (Continued from other side)

   THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

   If the undersigned is present and elects to withdraw this proxy card and vote in person at the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect.

                                           Please mark, date and sign exactly as
                                           your name appears on this proxy card.
                                           When shares are held jointly, both
                                           holders should sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give your
                                           full title. If the holder is a
                                           corporation or partnership, the full
                                           corporate or partnership name should
                                           be signed by a duly authorized
                                           officer.

                                           -------------------------------------
                                           SIGNATURE

                                           -------------------------------------
                                           SIGNATURE, IF SHARES HELD JOINTLY

                                           DATE:
                                           -------------------------------------